THE TJX COMPANIES INC.

                       GENERAL SAVINGS/PROFIT SHARING PLAN

                (Amended and Restated Effective January 1, 1997)

                             THE TJX COMPANIES INC.

                       GENERAL SAVINGS/PROFIT SHARING PLAN

                                TABLE OF CONTENTS
                                -----------------



Article  1.  Introduction......................................................1
         1.1.  Amendment and restatement.......................................1
         1.2.  Plan and Trust intended to qualify..............................1
         1.3.  Merger of Marshall's Plan and Savings Plan......................1

Article  2.  Definitions.......................................................2
         2.1.  "Administrator".................................................2
         2.2.  "Affiliated Company"............................................2
         2.3.  "Annual Addition"...............................................2
         2.4.  "Basic Contribution"............................................3
         2.5.  "Beneficiary"...................................................3
         2.6.  "Board of Directors"............................................3
         2.7.  "Code"..........................................................3
         2.8.  "Committee".....................................................3
         2.9.  "Company".......................................................3
         2.10.  "Compensation".................................................3
         2.11.  "Credited Period of Severance".................................5
         2.12.  "Credited Vesting Service".....................................5
         2.13.  "Effective Date"...............................................6
         2.14.  "Elective Contribution Account"................................6
         2.15.  "Eligibility Computation Period"...............................6
         2.16.  "Eligible Employee"............................................7
         2.17.  "Employee".....................................................7
         2.18.  "Employer".....................................................7
         2.19.  "Employment Commencement Date".................................7
         2.20.  "Entry Date"...................................................7
         2.21.  "ERISA"........................................................7
         2.22.  "Highly Compensated Eligible Employee".........................7
         2.23. "Highly Compensated Employee"...................................8
         2.24.  "Hour of Service"..............................................9
         2.25.  "Key Employee"................................................11
         2.27.  "Matching Contribution".......................................11
         2.28.  "Matching Contribution Account"...............................11
         2.29.  "Maternity/Paternity Leave of Absence"........................11
         2.30.  "Normal Retirement Date"......................................12

         2.31.  "Participant".................................................12
         2.32.  "Participating Employer"......................................12
         2.33.  "Period of Severance".........................................12
         2.34.  "Plan"........................................................12
         2.35.  "Plan Year"...................................................12
         2.36.  "Prior Plan Account"..........................................12
         2.37.  "Qualified Domestic Relations Order"..........................12
         2.38.  "Savings Plan"................................................13
         2.39.  "Severance from Service Date".................................13
         2.40.  "Share of the Trust Fund".....................................14
         2.41.  "Stock".......................................................14
         2.42.  "Supplemental Contribution"...................................14
         2.43.  "Top Heavy Plan Year".........................................14
         2.44.  "Trust".......................................................16
         2.45.  "Trust Fund"..................................................16
         2.46.  "Trustee".....................................................16
         2.47.  "Valuation Date"..............................................16
         2.48.  "Year of Service for Participation"...........................16

Article  3.  Administration...................................................17
         3.1.  Allocation of administrative responsibilities..................17
         3.2.  Appointment and operations of the Committee....................17
         3.3.  Powers of Administrator and Committee..........................18
         3.4.  Examination of records.........................................19
         3.5.  Nondiscriminatory exercise of authority........................19
         3.6.  Reliance on tables, etc........................................20
         3.7.  Claims and review procedures...................................20
         3.8.  Indemnification of Administrator and Committee.................21
         3.9.  Expenses of Trust..............................................21

Article  4.  Participation....................................................23
         4.1.  Participation..................................................23
         4.2.  Cessation of participation.....................................24
         4.3.  Breaks in participation........................................24

Article  5.  Contributions; Limitations.......................................26
         5.1.  Basic and Supplemental Contributions...........................26
         5.2.  Matching Contributions.........................................26
         5.3.  Persons sharing in certain Matching Contributions..............28
         5.4.  General provisions and limitations.............................29
         5.5.  Code Section 401(k)(3) Limits..................................29
         5.6.  Code Section 401(m) Limits.....................................37
         5.7.  Distribution of excess deferrals...............................44

         5.8.  Special contribution for Top Heavy Plan Years..................44
         5.9.  Return of contributions........................................46
         5.10.  Participant contributions.....................................47

Article  6.  Accounts.........................................................48
         6.1.  Administrator to maintain accounts.............................48
         6.2.  Adjustment of accounts.........................................48
         6.3.  Transfers from the Marshall's Plan and the Savings Plan........50
         6.4.  Treatment of forfeitures.......................................51
         6.5.  Limitations....................................................51
         6.6.  Reports to Participants........................................53

Article  7.  Trust Fund.......................................................54
         7.1.  Appointment of Trustee.........................................54
         7.2.  Investment funds...............................................54
         7.3.  Acquisition of Stock...........................................55
         7.4.  Investments for the Trust Fund.................................55
         7.5.  Directed investments...........................................55
         7.6.  Method of making investment directions.........................56

Article  8.  Withdrawals......................................................59
         8.1.  Hardship withdrawals...........................................59
         8.2.  Withdrawals after age 59 1/2...................................62
         8.3.  Order of withdrawals; adjustments..............................62

Article  9.  Loans............................................................64
         9.1.  In general.   .................................................64
         9.2.  Time and amount of loans.......................................64
         9.3.  Formal requirements............................................65
         9.4.  Replacement other than in normal course........................65
         9.5.  Source of loans; treatment of loan payments....................66
         9.6.  Loans to be nondiscriminatory..................................67
         9.7.  Role of Administrator and Committee............................67

Article  10.  Rights to Benefits..............................................68
         10.1.  Normal and Late Retirement....................................68
         10.2.  Disability....................................................68
         10.3.  Death.........................................................69
         10.4.  Separation from service.......................................73
         10.5.  Election of former vesting schedule...........................76
         10.6.  Forfeitures...................................................77
         10.7.  Separate Account..............................................78
         10.8.  Direct Rollover of Eligible Distributions.....................79

Article  11.  Distribution of Benefits........................................81
         11.1.  Method of making distributions................................81
         11.2.  Notice to Trustee.............................................81

Article  12.  Amendment and Termination.......................................83
         12.1.  Amendment.....................................................83
         12.2.  Termination or partial termination............................83
         12.3.  Distributions upon termination of the Plan....................84
         12.4.  Merger or consolidation of Plan; transfer of Plan assets......84

Article  13.  Miscellaneous...................................................86
         13.1.  Voting of Stock...............................................86
         13.2.  Transfers from other plans....................................86
         13.3.  Limitation of rights..........................................87
         13.4.  Nonalienability of benefits...................................88
         13.5.  Participants' period of military service......................88
         13.6.  Payment under Qualified Domestic Relation Orders..............88
         13.7.  Information between Administrator and Trustee.................89
         13.8.  Governing law.................................................89

 Article 1.  Introduction

         1.1. Amendment and restatement. This Plan amends, restates and continues The TJX Companies, Inc., General Savings/Profit Sharing Plan, effective January 1, 1997. Except as otherwise expressly provided herein, the rights of Participants who ceased to be Employees prior to January 1, 1997 and do not subsequently become Eligible Employees shall be determined in accordance with the terms of the Plan as in effect when they ceased to be Employees.

         1.2. Plan and Trust intended to qualify. This Plan and its related Trust, as initially adopted effective February 12, 1992, are intended to qualify under sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. Subject to the provisions of Section 5.9, no part of the corpus or income of the Trust forming part of the Plan will be used for or diverted to purposes other than for the exclusive benefit of each Participant and Beneficiary.

        1.3. Merger of Marshall's Plan and Savings Plan. The 401(k) Plan for Marshall's Associates (the "Marshall's Plan") and The TJX Companies, Inc. Savings/Profit Sharing Plan (the "Savings Plan") were each merged into this Plan as of the close of December 31, 1996. All benefits payable from the Marshall's Plan and the Savings Plan are to be paid hereunder, provided, that the right of a Participant who ceased to be an Employee prior to January 1, 1997 and does not subsequently become an Eligible Employee shall be determined in accordance with the terms of the Savings Plan or the Marshall's Plan, as applicable, each as in effect when the Participant ceased to be an Employee.

 Article 2.  Definitions.

         Wherever used herein, the following terms have the following meanings unless a different meaning is clearly required by context:

         2.1.  "Administrator" means the Company.

         2.2. "Affiliated Company" means (a) any corporation (other than the Company) which is a member of a controlled group of corporations (as defined in section 414(b) of the Code) with the Company, (b) any trade or business (other than the Company), whether or not incorporated, which is under common control (as defined in section 414(c) of the Code) with the Company, (c) any trade or business (other than the Company) which is a member of an affiliated service group (as defined in section 414(m) of the Code) of which the Company is also a member, and (d) any entity (other than the Company) required to be aggregated with the Company pursuant to regulations issued under section 414(o) of the Code. Solely for purposes of Section 6.5, sections 414(b) and 414(c) of the Code will be considered modified as provided in section 415(h) of the Code. The Company in its sole discretion may determine that periods of service with an Affiliated Company prior to its becoming an Affiliated Company shall be taken into account in computing Credited Vesting Service and/or Years of Service for Participation, provided that such determination shall apply uniformly to all persons employed by such Affiliated Company.

         2.3. "Annual Addition" means, in the case of any Participant for any Limitation Year, the sum of all amounts contributed for such year by a Participating Employer and credited to the Participant's accounts under the Plan, including any such contributions made to the Plan and later distributed to the Participant pursuant to Section 5.7.

         2.4. "Basic Contribution" means that portion of any contribution made on behalf of a Participant under Section 5.1 which is determined by reference to the first five (5) percentage points by which such Participant has elected to have his or her compensation reduced pursuant to Article 4.

         2.5. "Beneficiary" means the person or persons entitled under Article 10 to receive benefits under the Plan upon the death of the Participant.

         2.6. "Board of Directors" means the Board of Directors of the Company. The Board of Directors may allocate and delegate its fiduciary responsibilities, or may designate others to carry out its fiduciary responsibilities, in accordance with section 405 of ERISA.

         2.7. "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

         2.8. "Committee" means the committee appointed under Article 3 to perform certain administrative functions under the Plan.

         2.9. "Company" means The TJX Companies, Inc., a Delaware corporation, and any successor to all or a major portion of the assets or business of the Company which assumes the obligations of the Company.

         2.10. "Compensation" means, with respect to any Participant in any period, the following:
                  (a) As used in Sections 4.1, 5.1 and 5.2, "Compensation" means the total amount of payments made during such period to a Participant for services rendered to a

         Participating Employer (before taking account of any reduction in such payments pursuant to a compensation reduction under this Plan and any other plan or arrangement described in section 125 or 401(k) of the
         Code),  excluding  reimbursement  for  relocation or tuition  expenses, amounts under The TJX Companies, Inc. Long Range Management Incentive Plan, Long Range Performance Incentive Plan, Matching Contributions under this Plan or contributions under any other employee benefit plan (within the meaning of section 3(3) of ERISA), fund, program or arrangement, imputed compensation or property received by the Participant, or any amounts received in connection with any stock option plan, performance share plan, employee stock purchase plan, or stock appreciation rights, whether such plan is qualified or nonqualified and whether such amounts are deferred or not deferred;

                  (b) For purposes of (i) applying the minimum contribution provisions of Section 5.8, or (ii) determining twenty-five percent of a Participant's Compensation for the purposes of the limitations described in Section 6.5, the term "Compensation" includes all wages, salaries, fees for professional services and other amounts received during such period for personal service actually rendered in the course of employment with the Company or an Affiliated Company but does not include amounts excluded under the definition of compensation provided in the Treasury Regulations promulgated under section 415 of the Code; and

                  (c) For purposes of (i) determining, for plan years beginning on or after January 1, 1989, whether an individual is a "key employee" under Section 2.25 and within the meaning of section 416(i) of the Code and regulations promulgated thereunder, (ii) any compensation test relevant in determining whether an individual is a Highly Compensated Employee (or Highly Compensated Eligible Employee), and (iii) the nondiscrimination requirements under Sections 5.5 and 5.6, an individual's "Compensation" will be the same as her or his Compensation under (b) above increased by amounts that would have been received by the individual but for a compensation reduction under this Plan or any other plan or arrangement described in section 125 or 401(k) of the Code. This paragraph shall not apply for Plan Years beginning on or after January 1, 1998.

Consistent with section 401(a)(17) of the Code, Compensation in excess of $150,000 (as adjusted from time to time by the Secretary of the Treasury or his or her delegate) shall not be taken into account for any Participant for any Plan Year.

         2.11. "Credited Period of Severance" means a Period of Severance following a quit, discharge or retirement if the Employee performs one or more Hours of Service for the Employer within twelve (12) months after the Severance from Service Date.

         2.12. "Credited Vesting Service" means the period of time, expressed in years and fractions of years based on days, which commences on the Employee's Employment Commencement Date and ends on his or her Severance from Service Date, but excluding any portions of such period prior to the date on which the Employee attains age 18. Credited Periods of Severance will also be included in Credited Vesting Service. All periods of Credited Vesting Service will be accumulated and shall count in determining the vested percentage of an Employee's accounts, whether accumulated before or after a Period of Severance, except that in the case of an Employee who has five consecutive one-year Periods of Severance and who later returns to the employ of the Employer, for purposes of determining the vested portion of the Employee's accounts as of the date his or her employment most recently terminated, all Credited Vesting Service after such five-year Period of Severance will be disregarded. For purposes of determining the vested portion of the Employee's accounts to the extent accumulated after reemployment, all Credited Vesting Service accumulated prior to such five-year Period of Severance will be disregarded, unless the Participant had a vested interest in any portion of his or her portion of the Trust Fund or the Period of Severance does not equal or exceed the greater of five years or the Participant's period of Credited Vesting Service before the Period of Severance. An Employee's service actually credited for vesting purposes under the Marshall's Plan will be counted in determining the Employee's vested portion of his or her accounts under this Plan.

         2.13.  "Effective Date" means January 1, 1997.

         2.14. "Elective Contribution Account" means that portion of a Participant's Share of the Trust Fund attributable to Basic Contributions, Supplemental Contributions and the earnings thereon.

         2.15. "Eligibility Computation Period" means a period of twelve (12) consecutive months beginning with the Employee's Employment Commencement Date; provided, that if an Employee fails to complete a Year of Service for Participation during the first such period, his or her Eligibility Computation Period shall be the Plan Year which includes the first anniversary of his or her Employment Commencement Date and, if necessary, each succeeding Plan Year.

         2.16. "Eligible Employee" means any Employee employed by a Participating Employer other than an Employee covered by a collective bargaining agreement that does not provide for participation in the Plan. No individual who would be considered an Employee solely by reason of the leased employee rules of section 414(n) of the Code or the second sentence of Section 2.17 shall be considered an Eligible Employee unless (a) the Employer for which he performs services is a Participating Employer, and (b) such Participating Employer has elected in writing to treat a class of leased employees which includes such individual as Eligible Employees, and the Company has consented to such election.

         2.17. "Employee" means any individual employed by the Employer. Any person who is a "leased employee," within the meaning of section 414(n) of the Code, of an Employer shall be considered an Employee to the extent required under section 414(n) of the Code.

         2.18.  "Employer" means the Company and all Affiliated Companies.

         2.19. "Employment Commencement Date" means the date on which the Employee first performs an Hour of Service under Section 2.24(a).

         2.20. "Entry Date" means the first day of the first pay period in any calendar quarter and such other days as the Administrator may from time to time determine.

         2.21. "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended, and any successor statute or statutes of similar import.

         2.22. "Highly Compensated Eligible Employee" means an Eligible Employee who is a Highly Compensated Employee and who has satisfied the participation requirements of Section 4.1 (other than the requirement that a compensation reduction agreement be in effect).

         2.23. "Highly Compensated Employee" means an employee of the Employer who is a "highly compensated employee" within the meaning of Code section 414(q). The term Highly Compensated Employee includes highly compensated active Employees and highly compensated former Employees.

                  (a) A highly compensated active Employee is any Employee who performs service for the Employer during the Plan Year and who (i) during the preceding Plan Year received compensation from the Employer in excess of $80,000 (as adjusted pursuant to Code section 415(d)) and,
         (ii) if the Employer elects the application of this clause (ii) for the preceding Plan Year, was in the top-paid group for the preceding Plan Year.
                  (b) The term Highly Compensated Employee also includes Employees who are 5 percent owners at any time during the Plan Year or the preceding Plan Year.

                  (c) A highly compensated former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the Plan Year, performs no service for the Employer during the Plan Year, and was a highly compensated active Employee for either the Plan Year during which he or she separated from service or any Plan Year ending on or after the Employee's 55th birthday.

                  (d) The top paid group shall consist of the top 20 percent of active Employees, ranked on the basis of Compensation received from the Employer during the year. In determining the number of active Employees, Employees described in Section 414(q)(8) of the Code and section 1.414(2)-1T (Q&A-9(b)) shall be excluded.

                  (e) The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of the employees in the top-paid group and the compensation that is considered, will be made in accordance with Code section 414(q).

         2.24.  "Hour of Service" means, with respect to any Employee,

                  (a) each hour for which the Employee is directly or indirectly paid, or entitled to payment, for the performance of duties for the Employer, each such hour to be credited to the Employee for the Eligibility Computation Period in which the duties were performed;

                  (b) each hour for which the Employee is directly or indirectly paid, or entitled to payment, by the Employer (including payments made or due from a trust fund or insurer to which the Employer contributes or pays premiums) on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty, or leave of absence, each such hour to be credited to the Employee for the Eligibility Computation Period in which such period of time occurs, subject to the following rules:

                           (i) no  more  than  501  Hours  of  Service  will  be
                  credited under this paragraph (b) to the Employee on account of any single continuous period during which the Employee performs no duties;

                           (ii) Hours of Service will not be credited under this
                  paragraph (b) for a payment which solely reimburses an individual for medically related expenses, or which is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws; and

                           (iii) if the period during which the Employee performs no duties falls within two or more Eligibility Computation Periods and if the payment made on account of such period is not calculated on the basis of units of time, the Hours of Service credited with respect to such period shall be allocated between not more than the first two such Eligibility Computation Periods on any reasonable basis consistently applied with respect to similarly situated Employees;

                  (c) each hour not credited under (a) or (b) above for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer, each such hour to be credited to the Employee for the Eligibility Computation Period to which the award or agreement pertains; and

                  (d) each hour not credited under (a), (b) or (c) above during a period of leave of absence from the Employer for service in the armed forces of the United States if the Employee returns to work for the Employer as an Employee at a time when he or she has reemployment rights under federal law.
Hours of Service to be credited to an individual under (a), (b) and (c) above will be calculated and credited pursuant to paragraphs (b) and (c) of section 2530.200(b)-2 of the Department of Labor Regulations, which are incorporated herein by reference. Hours of Service to be credited to an individual under (d) above will be determined by the Administrator with reference to the individual's most recent normal work schedule.

         2.25. "Key Employee" means any Employee or Beneficiary who is a "key employee" within the meaning of section 416(i) of the Code and the regulations promulgated thereunder.

         2.26.  "Marshall's Plan" means The 401(k) Plan for Marshall's
Associates.

         2.27. "Matching Contribution" means any contribution made to the Trust under Section 5.2.

         2.28. "Matching Contribution Account" means that portion of a Participant's Share of the Trust Fund attributable to Matching Contributions and to the earnings thereon.

         2.29. "Maternity/Paternity Leave of Absence" means a period of absence from the Employer that begins after January 1, 1985 for any of the following reasons:
                  (a)  the Employee's pregnancy;

                  (b)  birth of the Employee's child;

                  (c) placement of a child with the Employee in connection with the adoption of such child by the Employee; or

                  (d) the caring for such child for a period beginning immediately following such birth or placement;
provided, however, that in order for an Employee's absence to qualify as a Maternity/Paternity Leave of Absence, the Employee must furnish the Administrator with such information as the Administrator may reasonably require (in such form and at such time as the Administrator may reasonably require) establishing:
                           (i) that the absence from work is an absence described hereunder, and

                           (ii) the number of days for which the absence lasted.

         2.30. "Normal Retirement Date" means the date on which the Participant attains age 65.

         2.31. "Participant" means each Eligible Employee who participates in the Plan in accordance with Article 4 hereof.

         2.32. "Participating Employer" means (a) the Company, (b) the Affiliated Companies listed in Schedule A (but only so long as each such entity is an Affiliated Company), and (c) each other Affiliated Company which has adopted the Plan with the consent of the Company.

         2.33. "Period of Severance" means the period of time, expressed in years and fractions of years based on days, which commences on the Employee's Severance from Service Date and ends on the date on which the Employee next completes an Hour of Service for the Employer.

         2.34. "Plan" means The TJX Companies, Inc. General Savings/Profit Sharing Plan as set forth herein, together with any and all amendments and supplements hereto.

         2.35.  "Plan Year" or "Limitation Year" means the calendar year.

         2.36. "Prior Plan Account" means the portion of the Trust Fund established for a Participant pursuant to Section 13.2 attributable to amounts transferred from other qualified plans and the earnings thereon.

         2.37. "Qualified Domestic Relations Order" means any judgment, decree or order (including approval of a property settlement agreement) which:

                (a) relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant;

                  (b) is made pursuant to a State domestic relations law (including a community property law);

                  (c) constitutes a "qualified domestic relations order" within the meaning of section 414(p) of the Code and section 206(d)(3)(B) of ERISA, as added by the Retirement Equity Act of 1984; and

                  (d)  is entered on or after January 1, 1985.
In addition,  any judgment,  decree or order which satisfies the requirements of
(a) and (b) above and which is entered prior to January 1, 1985 shall constitute a Qualified Domestic Relations Order (whether or not the requirements of (c) above are satisfied) if, as of January 1, 1985, benefits under the Plan are being paid pursuant to such judgment, decree or order. Any other judgment, decree or order which satisfies the requirements of (a) and (b) above and which is entered prior to January 1, 1985 may also be treated as a Qualified Domestic Relations Order in the discretion of the Committee.

         2.38. "Savings Plan" means the TJX Companies, Inc. Savings/Profit Sharing Plan, as in effect from time to time prior to the Effective Date.

         2.39. "Severance from Service Date" means the earlier of (a) the date on which an Employee quits, is discharged, retires or dies, or (b) the first anniversary of the first day of a period in which an Employee remains absent from service (with or without pay) with the Employer for any reason other than a quit, discharge, retirement or death (e.g., because of vacation, holiday, sickness, disability, leave of absence or layoff). In the case of a Maternity/Paternity Leave of Absence, the Severance from Service Date of an Employee or Participant who is absent from work beyond the first anniversary of the first date of such

Absence shall be the second anniversary of the first date of such Absence. The period between the first and second anniversaries of the first date of such Absence shall be treated as neither Credited Vesting Service nor a Period of Severance.

         2.40. "Share of the Trust Fund" means, in the case of each Participant, that portion of the Trust's assets which is allocated to the accounts maintained on behalf of the Participant under the Plan.

         2.41.  "Stock" means the common stock of the Company.

         2.42. "Supplemental Contribution" means any contribution, other than a Basic Contribution, made on behalf of a Participant under Section 5.1. In no event will the sum of the Basic Contribution and the Supplemental Contribution made on behalf of a Participant for any payroll period exceed fifteen(15%) percent of the Participant's Compensation for such payroll period.

         2.43. "Top Heavy Plan Year" means a Plan Year commencing on or after January 1, 1984 if the sum of the account balances of all Key Employees under the Plan and under each other qualified defined contribution plan (as of the applicable determination date of each such plan) which is aggregated with this Plan plus the sum of the present value of the total accrued benefits of all Key Employees under each qualified defined benefit plan (as of the applicable determination date of each such plan) which is aggregated with this Plan exceeds sixty (60) percent of the sum of such amounts for all Employees, former Employees and Beneficiaries (other than former Key Employees) under such plans. The following rules shall apply for purposes of the foregoing determination:

                  (a) All  determinations  hereunder  will be made in accordance
         with  section  416  of  the  Code  and  the   regulations   promulgated
         thereunder, which are specifically incorporated herein by reference.

                  (b) The term "determination date" means, with respect to the initial plan year of a plan, the last day of such plan year and, with respect to any other plan year of a plan, the last day of the preceding plan year of such plan. The term "applicable determination date" means, with respect to the Plan, the determination date for the Plan Year of reference and, with respect to any other plan, the determination date for any plan year of such plan which falls within the same calendar year as the applicable determination date of the Plan. Accrued benefits or account balances under a plan will be determined as of the most recent valuation date of the plan; provided, however, that in the case of a defined benefit plan such valuation date must be the same date as is employed for computing plan costs for minimum funding purposes, and in the case of a defined contribution plan the value so determined will be adjusted for contributions made after the valuation date to the extent required by applicable Treasury Regulations.

                  (c) There shall be aggregated with this Plan (i) any other plan of an Employer under which at least one Key Employee participates and which is able to satisfy the requirements of sections 401(a)(4) or 410 of the Code by reason, at least in part, of the existence of this Plan, and (ii) if at least one Key Employee is a Participant hereunder, any other plan of an Employer (A) in which a Key Employee participates or (B) which enables another such plan (including, but not limited to, the Plan) to satisfy the requirements of sections 401(a)(4) or 410 of the Code. Any plan of an Employer not required to be aggregated with the Plan may nevertheless, at the discretion of the Administrator, be aggregated with the Plan if the benefits and coverage of all aggregated plans would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

         2.44. "Trust" means the trust or trusts established by the Company in connection with the Plan under an agreement between the Company and the Trustee, together with any and all amendments thereto.

         2.45. "Trust Fund" means the property held in trust by the Trustee for the benefit of Participants, former Participants and their Beneficiaries.

         2.46. "Trustee" means the person or persons appointed as Trustee pursuant to Section 7.1, any successor trustee or trustees, and any additional trustee or trustees.

         2.47. "Valuation Date" means each day on which the New York Stock Exchange is open for business and such other dates as may be determined from time to time by the Administrator.

         2.48. "Year of Service for Participation" means, with respect to any Employee, an Eligibility Computation Period during which the Employee has completed 1,000 or more Hours of Service. Service of an Employee credited for eligibility purposes under the 401(k) Profit Sharing Plan of Melville Corporation and Affiliated Companies will be treated as if it were service for the Employer.

Article  3.  Administration.

         3.1. Allocation of administrative responsibilities. The Company as Administrator will be the "named fiduciary" of the Plan for purposes of section 402(a)(1) of ERISA with discretionary authority to control, supervise and manage the operation and administration of the Plan, and will be responsible for complying with all of the reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA. Except as hereinafter expressly provided the Administrator shall be responsible for all administrative functions under the Plan. The powers of the Administrator are more particularly set forth in Section
3.3 below.

         In addition to the Administrator there shall be a Qualified Plans Committee (the "Committee") with responsibility to interpret and execute those provisions of the Plan requiring case by case determinations (in each case made in accordance with Section 3.5 below), including but not limited to determinations as to eligibility for Plan loans and other matters pertaining to Plan loans under Article 9, eligibility for hardship withdrawals under Article 8, and benefit claims and appeals under Section 3.7. The powers of the Committee are more particularly set forth in Section 3.3 below.

         3.2. Appointment and operations of the Committee. The Committee shall consist of at least three individuals, but not more than five, appointed from time to time by the Executive Compensation Committee of the Board of Directors to serve at its pleasure. Participants may be appointed to serve as Committee members at the discretion of the Executive Compensation Committee of the Board of Directors. Except as may be directed by the Company, no person serving on the Committee will receive any compensation for his or her services on the Committee.

         The Committee will act by majority vote, or in writing by all the members at the time in office, if they act without a meeting. If at any time a majority of the individuals serving on the Committee and eligible to vote are unable to agree, or if there is only one such individual, any action required of the Committee will be taken by the Executive Compensation Committee and its decision will be final. The Committee may appoint from its members such subcommittees with such powers as it shall determine and may authorize one or more of its members or any agent to execute and deliver any instrument on its behalf. An individual serving on the Committee who is a Participant will not vote or act on any matter relating solely to himself or herself.

         3.3. Powers of Administrator and Committee. The Administrator will have full power to administer the Plan in all of its details, subject, however, to the requirements of ERISA. For this purpose the Administrator's power will include, but will not be limited to, the following discretionary authority:

                  (a) to make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

                  (b)  to interpret the Plan;

                  (c) to decide all questions concerning the Plan and the eligibility of any person to participate in the Plan, except as such questions are delegated herein to the Committee;

                  (d) to compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan, and to determine the person or persons to whom such benefits will be paid;

                  (e)  to authorize the payment of benefits;

                  (f) to keep such records and submit such filings, elections, applications, returns or other documents or forms as may be required under the Code and applicable regulations, or under state or local law and regulations;

                  (g) to appoint such agents, counsel, accountants and consultants as may be required to assist in administering the Plan; and

                  (h) by written instrument, to allocate and delegate its fiduciary responsibilities in accordance with section 405 of ERISA.
         The Committee will have the responsibility to consider and resolve those questions and controversies that are specified under Section 3.7, Article 8, Article 9, Section 10.3 and Section 13.6 below as being within its competence, as well as such other matters as may be delegated to it by the Administrator. To discharge its duties and responsibilities, the Committee will have the powers enumerated above in respect of the Administrator, except that the appointment of agents, counsel, accountants and consultants will be made only by
         the Administrator. Any interpretation  or  other   determination  with
         respect to the Plan by the Administrator or the Committee shall be final and conclusive on all persons, in the absence of clear and convincing evidence that the Administrator or Committee acted arbitrarily and capriciously.

         3.4. Examination of records. The Administrator and the Committee will make available to each Participant such of their records as pertain to him or her, for examination at reasonable times during normal business hours.

         3.5. Nondiscriminatory exercise of authority. Whenever, in the administration of the Plan, any discretionary action by the Committee or the Administrator is required, each shall exercise its authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.

         3.6. Reliance on tables, etc. In administering the Plan, the Administrator and the Committee will be entitled, to the extent permitted by law, to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by any accountant, trustee, counsel or other expert who is employed or engaged by the Administrator.

         3.7.  Claims and review procedures.
                  (a) Claims procedure. If any person believes he or she is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Administrator. If any such claim is wholly or partially denied, the Administrator will notify such person of its decision in writing. Such notification will contain (i) specific reasons for the denial, (ii) specific reference to pertinent plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (iv) information as to the steps to be taken if the person wishes to submit a request for review. Such notification will be given within 90 days after the claim is received by the Administrator (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90 day period). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his or her claim.

                  (b) Review procedure. Within 60 days after the date on which a person receives written notice of a denied claim (or, if applicable, within 60 days after the date on which such denial is considered to have occurred) such person (or his or her duly authorized representative) may (i) file a written request with the Committee for a review of his or her denied claim and of pertinent documents and (ii) submit written issues and comments to the Committee. The Committee will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within 60 days after the request for review is received by the Committee (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Committee to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60 day period). If the decision on review is not made within such period, the claim will be considered denied.

         3.8. Indemnification of Administrator and Committee. The Company agrees to indemnify and defend to the fullest extent of the law any Employee or former Employee who in good faith serves or has served as a member of the Committee or otherwise exercises or has exercised fiduciary responsibilities under this Article 3 against any liabilities, damages, costs and expenses occasioned by his or her having occupied a fiduciary position in connection with the Plan.

         3.9. Expenses of Trust. Unless paid by a distributee in connection with a distribution from the Trust Fund, all expenses of the Trust, including without limitation reasonable legal fees, compensation of the Trustee, and all taxes of any nature whatsoever including interest and penalties, assessed against or imposed upon the Trustee or the Trust Fund or the income thereof, will constitute a charge upon the Trust Fund and will be paid out of the Trust Fund. Any amount so paid out of the Trust Fund, unless allocable to the account of a particular distributee, will be apportioned among the individual accounts of Participants and former Participants who continue to hold a Share of the Trust Fund as the Administrator may direct, or in the absence of such direction, as the Trustee may determine.

Article 4.  Participation.

        4.1.  Participation.

                  (a) Each individual who (i) was a participant in the Plan, the Savings Plan or the Marshall's Plan on the day before the Effective Date and (ii) is an Eligible Employee on the Effective Date will continue to be a Participant on the Effective Date.

                  (b) An individual who is not described in (a) above will become a Participant on the first Entry Date that follows the latest of:
                           (i) the date he or she attains age 21,
                           (ii) the date on which he or she completes one Year of Service for Participation, and

                           (iii)  the Effective Date;
         provided that (A) such individual is an Eligible Employee on such Entry Date and (B) there is in effect on such Entry Date a compensation reduction agreement between such individual and his or her Participating Employer. An individual who has satisfied the requirements of (i), (ii) and (iii) of this subparagraph (b) but who has not satisfied the requirements of (A) or (B) will become a Participant on the first Entry Date as of which the requirements of both (A) and (B) are satisfied.

                  (c) As used herein and for all other purposes of the Plan, "compensation reduction agreement" means an agreement, entered into by a Participant and a Participating Employer, which satisfies the requirements of this paragraph. Each such agreement shall provide that the Participant's Compensation will be reduced by a number of whole percentage points between 1 percent and 15 percent, inclusive (but in no event by more than 15 percent), as the Participant elects, in consideration for which reduction an equivalent amount will be contributed to the Trust pursuant to Section 5.1. Each such agreement will be effective as soon as administratively practicable following receipt of such agreement by the Administrator. Each such agreement will be in a form prescribed or approved by the Administrator and will be (i) irrevocable while the agreement is in effect with respect to Compensation already earned but
         (ii) revocable at any time by the Participant with respect to amounts not yet earned. A Participant may elect to increase or decrease the amount by which his or her Compensation is to be reduced, with respect to amounts not yet earned, by giving notice to the Administrator, in a form prescribed or approved by the Administrator and subject to such other as procedures the Administrator may impose, with such change in amount to take effect in the first pay period administratively practicable following receipt of this notice.

                  (d) A Participant may revoke a compensation reduction agreement in effect between himself or herself and a Participating Employer as of the payment of Compensation in any week by delivery to the Administrator, at least 10 days in advance of the effective date of such revocation, of a written notice of revocation in a form prescribed or approved by the Administrator.

         4.2. Cessation of participation. A Participant will cease to be a Participant as of the earlier of (a) the date on which he ceases to be an Eligible Employee, and (b) the date on which the Plan terminates.

         4.3. Breaks in participation. If a Participant ceases to be a Participant pursuant to Section 4.2(a) and thereafter returns to the employ of a Participating Employer, he will again become a Participant on the Entry Date coinciding with or next following the date on which he first performs an Hour of Service as an Eligible Employee after his or her reemployment, provided the conditions of clauses (A) and (B) of
Section 4.1(b) are both satisfied on such Entry Date.

 Article 5.  Contributions; Limitations.

         5.1. Basic and Supplemental Contributions. Each Participating Employer will contribute to the Trust on behalf of a Participant for each pay period in which the Participant receives Compensation from the Participating Employer an amount equal to the amount by which the Participant's Compensation for such pay period was reduced pursuant to the compensation reduction agreement then in effect between the Participant and the Participating Employer. Contributions made pursuant to this Section 5.1 will be paid in cash to the Trustee on a periodic basis (but in no event less frequently than once a month) and will be credited to the Participant's Elective Contribution Account in accordance with the provisions of Section 6.2.

         5.2.  Matching Contributions.  In addition to contributions under
Section 5.1, each Participating Employer will make additional contributions to the Trust, in accordance with the provisions of this Section, as follows:

                  (a) For each pay period during which the Plan is in existence, each Participating Employer will contribute to the Trust an amount equal to twenty-five (25%) percent of the total Basic Contributions made by such Participating Employer for such pay period;

                  (b) For each Plan Year during which the Plan is in existence, each Participating Employer will contribute to the Trust, in addition to amounts (if any) contributed under (a) above, an amount equal to a percentage (which may be zero), as determined by the Board of Directors in its sole discretion, of the Participating Employer's total Basic Contributions made for such Year on behalf of the Participating Employer's

         Participants eligible to share in the contribution under this subsection (b) (as determined pursuant to Section 5.3). The percentage rate of contribution determined by the Board of Directors under this subsection (b) for any Plan Year may be set by said Board at any point between, and including, zero (0%) percent and twenty-five (25%) percent; provided, however, that the Board of Directors may determine a percentage rate of contribution hereunder in excess of twenty-five (25%) percent for any Plan Year if said Board, in its sole discretion, concludes that extraordinary profitability or other circumstances warrant such higher rate of contribution.

                  (c)  In the event that

                           (i) a Participant's Basic Contributions  either cease
                  or are  reduced  during  the Plan Year as a result of the Code
                  Section 402(g)(1) limit referred to in Section 5.4, an adjustment by the Administrator under Section 5.6, or a 12-month suspension of contributions under Section 8.1(d) resulting from a hardship withdrawal,

                           (ii)  the Participant has made Supplemental
                  Contributions during the Plan Year, and

                           (iii) the  Participant  remains a Participant  on the
                  last day of the Plan Year or has died, retired on or after Normal Retirement Date, or left by reason of total disability (within the meaning of Section 10.2) at any time during the Plan Year, the Participant's Participating Employer will make an additional contribution to the Trust, for the benefit of the Participant, equal to the excess of (1) the total matching contributions under Section 5.2(a) and (b) that would have been allocable to the Participant for the Plan Year if the Participant's combined actual Basic and Supplemental Contributions for the Plan Year had been made at a level percentage of Compensation throughout the Plan Year over (2) the actual matching contributions under Section 5.2(a) and (b) that are allocable to the Participant for the Plan Year. Each contribution made pursuant to subsection (a) above will be paid to the Trustee as soon as practicable after the close of the pay period for which such contribution is made, and each contribution made pursuant to subsection (b) or
(c) above will be paid to the Trustee not later than the time prescribed by law (including extensions thereof) for filing the Company's income tax return for its taxable year with or within which ends the Plan Year for which such contribution is made. Contributions will be made in cash, except that the Company may make contributions required for investment in the Stock Fund in cash or in shares of Stock (which may be newly issued shares or shares theretofore issued) or any combination thereof. The amount of each contribution will be based on the best information available at the time the contribution is made and any contribution so made will be final, except as hereinafter provided. All contributions made to the Trust under this Section 5.2 will be allocated and credited to the accounts of Participants in accordance with Section 6.2.

         5.3. Persons sharing in certain Matching Contributions. A Participant will be entitled to share in Matching Contributions made for any pay period under Section 5.2(a) if a Basic Contribution is made on his or her behalf for such pay period. A Participant will be entitled to share in Matching Contributions made for any Plan Year under Section 5.2(b) if he or she (i) was a Participant on the last day of such Plan Year or (ii) died, retired on or after Normal

Retirement Date or left by reason of total disability (within the meaning of Section 10.2) at any time during such Plan Year.

         5.4. General provisions and limitations. In no event will the sum of the contributions under Section 5.1 and Section 5.2 for any Plan Year (a) exceed the maximum amount which is permitted to be deducted for federal income tax purposes, or (b) be in an amount which would cause the Annual Addition for any Participant to exceed the amount permitted under Section 6.5. Contributions under the Plan are conditioned on their deductibility under section 404 of the Code. In no event will the Basic and Supplemental Contributions made for a Participant for any Plan Year exceed the limit in effect for the Plan Year under section 402(g)(1) of the Code, reduced by any other elective deferrals (as defined in section 402(g)(3) of the Code) of the Participant under any plan or plans of the Employer for the Plan Year.

         5.5. Code Section 401(k)(3) Limits.

                  (a) In General. Basic Contributions and Supplemental Contributions (collectively "Elective Contributions") made under the Plan are subject to the limits of Code section 401(k)(3), as more fully described below. The Plan provisions relating to the 401(k)(3) limits are to be interpreted and applied in accordance with Code sections 401(k)(3) and 401(a)(4), which are hereby incorporated by reference, and in such manner as to satisfy such other requirements relating to Code section 401(k) as may be prescribed by the Secretary of the Treasury from time to time.

                  (b) Actual deferral ratios. For each Plan Year, the Administrator will determine the "actual deferral ratio" for each Participant who is eligible for Elective Contributions. The actual deferral ratio shall be the ratio, calculated to the nearest one-
hundredth of one percent, of the Elective Contributions made on behalf of the Participant for the Plan Year to the Participant's Compensation for the applicable period. For purposes of determining a Participant's actual deferral ratio,

                           (i) Elective Contributions will be taken into account
                  only if each of the following requirements is satisfied:

                                    (A) the Elective  Contribution  is allocated
                           to the Participant's account as of a date within the Plan Year, is not contingent upon participation in the Plan or performance of services on any date subsequent to that date, and is actually paid to the Trust no later than the end of the 12-month period immediately following the Plan Year to which the contribution relates; and

                                    (B) The Elective Contribution relates to the
                           Compensation that either would have been received by the Participant in the Plan Year but for the Participant's election to defer under the Plan or is attributable for services performed in the Plan Year and, but for the Participant's election to defer, would have been received by the Participant within 2 1/2 months after the close of the Plan Year.
                  To the extent Elective Contributions which meet the requirements of (A) and (B) above constitute excess deferrals, they will be taken into account for each Highly Compensated Employee, but will not be taken into account for any non-Highly Compensated Employee.

                           (ii) in the  case of a  Participant  who is a  Highly
                  Compensated Employee for the Plan Year and is eligible to have elective deferrals (and qualified nonelective or qualified matching contributions, to the extent treated as elective deferrals) allocated to his or her accounts under two or more cash or deferred arrangements described in Code section 401(k) maintained by an Affiliated Company, the Participant's actual deferral ratio shall be determined as if such elective deferrals (as well as qualified matching contributions) are made under a single arrangement, and if two or more of the cash or deferred arrangements have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement;

                           (iii) the applicable period for determining Compensation for each participant for a Plan Year shall be the 12-month period ending on the last day of such Plan Year; provided, that to the extent permitted under Regulations, the Administrator may choose, on a uniform basis, to treat as the applicable period only that portion of the Plan Year during which the individual was a Participant.

                           (iv) in the event that the Plan satisfies the requirements of Code Sections 401(k), 410(a)(4), or 410(b) only if aggregated with one or more other plans with the same plan year, of if one or more other plans with the same Plan Year satisfy such Code sections only if aggregated with the Plan, then this section shall be applied by determining the actual deferral ratios as if all such plans were a single plan; and

                           (v) Elective  Contributions  which are made on behalf
                  of non- Highly Compensated Employees which could be used to satisfy the Code section 401(k)(3) limits but are not necessary to be taken into account in order to satisfy such limits, may instead be taken into account for purposes of the Code section 401(m) limits to the extent permitted by the
                  corresponding   Regulation   sections.

                  (c)  Actual  deferral percentages.
         The actual deferral ratios for the current
         Plan Year of all Highly Compensated Employees who are eligible for Elective Contributions for the current Plan Year shall be averaged to determine the actual deferral percentage for the highly compensated group for purposes of testing for the current Plan Year, and the actual deferral ratios for the preceding Plan Year of all Employees who were not Highly Compensated Employees but were eligible for Elective Contributions during the preceding Plan Year shall be averaged to determine the actual deferral percentage for the non-highly compensated group for purposes of testing for the current Plan Year. The actual deferral percentages for any Plan Year must satisfy at least one of the following tests:
                           (i) the  actual  deferral  percentage  for the highly
                  compensated group does not exceed 125% of the actual deferral percentage for the non-highly compensated group; or

                           (ii) the excess of the actual deferral percentage for
                  the  highly   compensated   group  over  the  actual  deferral
                  percentage for the non-highly compensated group does not exceed two percentage points, and the actual deferral percentage for the highly compensated group does not exceed twice the actual deferral percentage of the non-highly compensated group.

                  (d) Current Plan Year Ratio. The Administrator may apply (c) above by using the current Plan Year's actual deferral ratios of Eligible Employees who are not Highly Compensated Employees, rather than the preceding Plan Year's actual deferral ratios for Eligible Employees who were not Highly Compensated Employees in the preceding Plan Year, if the Administrator so elects, except that if such an election is made for Plan Years beginning after December 31, 1997, it may not be changed except as provided by the Secretary of the Treasury or his designate.

                  (e) Adjustments by Administrator. If, prior to the time all Elective Contributions for a Plan Year have been contributed to the Trust, the Administrator determines that Elective Contributions are being made at a rate which will cause the Code section 401(k)(3) limits to be exceeded for the Plan Year, the Administrator may, in its sole discretion, limit the amount of Elective Contributions to be made with respect to one or more Highly Compensated Employees for the balance of the Plan Year by suspending or reducing Elective Contribution elections to the extent the Administrator deems appropriate. Any Elective Contributions which would otherwise be made to the Trust shall instead be paid to the affected Participant in cash.

                  If the Administrator determines pursuant to this Section 5.5(e) to decrease the rate of contributions, any such decrease shall be effected as follows:

                           (i) first, by decreasing by increments of one percentage point the percentage rate of Supplemental Contributions made on behalf of those Highly Compensated Eligible Employees on whose behalf the highest percentage rate of such Contributions to Compensation under the compensation reduction agreements then in effect (determined immediately before each such decrease, and taking into account prior decreases) would have been made, so that no reduction is made in the Supplemental Contributions for any Highly Compensated Eligible Employee as long as any other Highly Compensated
                  Eligible Employee has a higher percentage in effect of Supplemental Contributions to Compensation; and

                            (ii) second, if further decreases are necessary,  by
                  decreasing by increments of one percentage point the rate of Basic Contributions made on behalf of those Highly Compensated Eligible Employees on whose behalf the highest percentage rate of such Contributions to Compensation under the compensation reduction agreements then in effect (determined immediately before each such decrease, and taking into account prior decreases) would have been made, in the manner described in
                  (i) but with respect to such Basic Contributions. To the extent the Administrator decreases hereunder the Basic Contribution made on behalf of any Participant, such decrease will also be effective for purposes of determining the Participant's allocable portion of any Matching Contributions made under Section 5.2.

                  (f)      Excess contributions.

                           (1) If the Code  section  401(k)(3)  limits  have not
                  been met for a Plan Year after all contributions for the Plan Year have been made, the Administrator will determine the aggregate amount of excess contributions with respect to Participants who are Highly Compensated Employees and will distribute them in accordance with the provisions of paragraph
                  (2) and (3) below. The aggregate amount of such excess contributions shall be the difference, if any, between the amount of Elective Contributions actually made for the benefit of all the Highly Compensated Employees for the Plan Year and the amount of such contributions that would have been made had the Administrator reduced the actual deferral ratios of the Highly Compensated Employees with the highest actual deferral ratio to the extent necessary to (i) enable the Plan to satisfy the 401(k)(3) limits or (ii) cause such Employees' actual deferral ratio to equal the actual deferral ratio of the Highly Compensated Employees with the next highest actual deferred ratio (whichever first occurred), and had repeated this process until the Plan satisfied the Code section 401(k)
                  (3) limits.

                           (2) The excess  contribution  to be  distributed to a
                  particular Highly Compensated Employee shall thereupon be the amount, if any, that the dollar amount of Elective Contributions made for the benefit of such Highly Compensated Employee would be reduced if the dollar amount of Elective Contributions made on behalf of the Highly Compensated Employees with the highest dollar amount of Elective Contributions for the Plan Year were reduced so that such reduction (i) in the aggregate, equaled the aggregate amount of excess contributions as determined above or (ii) reduced the actual dollar amount of Elective Contributions of such Highly Compensated Employees to the next highest dollar amount of Elective Contributions made on behalf of Highly Compensated Employees (whichever occurs first), and had repeated this process until the aggregate amount of such reduction equaled the aggregate amount of excess contributions determined above.

                           (3) A Participant's excess contributions described in
                  paragraph (2) will be designated by the Participating Employer as a distribution of excess contributions and distributed to the Participant together with income to the extent necessary to comply with Code section 401(k)(8). For purposes of distributing excess contributions, the amount of excess contributions that may be distributed with respect to a Highly Compensated Employee for a Plan Year shall be reduced by the amount of excess deferrals previously distributed to the Highly Compensated Employee for his or her taxable year ending with or within such Plan Year. If there has been a net investment loss instead of income allocable to excess contributions, the amount of the excess contributions to be refunded hereunder shall be reduced by such loss to the extent permitted by section 401(k)(8) of the Code or the Regulation thereunder. In no event will distribution of excess contributions be made later than 12 months following the close of the Plan Year to which the contributions relate.

                  (g) Effect on Matching Contributions. A Participant's Elective Contributions which are returned as a result of Code section 401(k)(3) limits for a Plan Year shall not be taken into account in determining the amount of Matching Contributions to be made for the Participant's benefit for the Year. To the extent Matching Contributions have already been made with respect to the Elective Contributions at the time the Elective Contributions are determined to be excess contributions, such Matching Contributions shall be distributed to the Participant at the same time as the Elective Contributions are returned.

                  (h) Excess tax where failure to correct. If the excess contributions are not corrected within 2 and 1/2 months after the close of the Plan Year to which they relate, the Company and Affiliated Companies will be liable for a 10 percent excise tax on the amount of excess contributions attributable to them, to the extent provided by Code section 4979.

         5.6.     Code Section 401(m) Limits.

                  (a) In General. Matching Contributions made under the Plan are subject to the limits of Code section 401(m), as more fully described below. The Plan provisions relating to the 401(m) limits are to be interpreted and applied in accordance with Code Sections 401(m) and 401(a)(4), which are hereby incorporated by reference, and in such manner as to satisfy such other requirements relating to Code section 401(m) as may be prescribed by the Secretary of the Treasury from time to time.
                  (b) Actual contribution ratios. For each Plan Year, the Administrator will determine the "actual contribution ratio" for each Participant who is eligible for

         Matching Contributions. The actual contribution ratio shall be the ratio, calculated to the nearest one-hundredth of one percent, of the Matching Contributions made on behalf of the Participant for the Plan Year, to the Participant's Compensation for the Plan Year.
                  For purposes  of  determining  a   Participant's   actual
                           contribution ratio,

                           (i) a Matching  Contribution will be taken into
                  account only if the Contribution is allocated to a Participant's Account as of a date within the Plan Year, is actually paid to the Trust no later than 12 months after the close of the Plan Year, and is made on behalf of a
                  Participant   on   account   of  the Participant's Elective
                  Contributions for the Plan Year.

                            (ii) in the  case of a  Participant  who is a Highly
                  Compensated Employee for the Plan Year and is eligible to have matching contributions or employee contributions (including amounts treated as matching contributions) allocated to his or her accounts under two or more plans maintained by an Affiliated Company which may be aggregated for purposes of Code sections 410(b) and 401(a)(4), the Participant's actual contribution ratio shall be determined as if such contributions are made under a single plan, and if two or more of the plans have different Plan Years, all plans ending with or within the same calendar year shall be treated as a single plan;

                            (iii) the applicable period for determining Compensation for each Participant for a Plan Year shall be the 12-month period ending on the last day of such Plan Year; provided, that to the extent permitted under Regulations, the

                  Administrator may choose, on a uniform basis, to treat as the applicable period only that portion of the Plan Year during which the individual was a Participant.

                            (iv) Elective  Contributions  not applied to satisfy
                  the Code section 401(k)(3) limits may be treated as Matching Contributions to the extent permitted by the corresponding Regulation sections.

                            (v) in the event that the Plan satisfies the requirements of Code sections 401(k), 410(a)(4), or 410(b) only if aggregated with one or more other plans with the same plan year, or if one or more other plans with the same plan year satisfy such code sections only if aggregated with this Plan, then this section shall be applied by determining the actual deferral ratios as if all such plans were a single plan; and

                            (vi) any forfeitures under the Plan which are applied against Matching Contributions shall be treated as Matching Contributions.

                  (c) Actual contributions percentages. The actual contribution ratios for the current Plan Year of all Highly Compensated Employees who are eligible for Matching Contributions for the current Plan Year shall be averaged to determine the actual contribution percentages for the highly compensated group for purposes of testing for the current Plan Year, and the actual contribution ratios for the preceding Plan Year for all Employees who were not Highly Compensated Employees but were eligible for Matching Contributions during the preceding Plan Year shall be averaged to determine the actual contribution percentage for the non-highly compensated group for purposes of testing for the current Plan Year. The actual contribution percentages for any Plan Year must satisfy at least one of the following tests:

                           (i) The actual contribution percentage for the highly
                  compensated group does not exceed 125% of the actual contribution percentage for the non-highly compensated group; or
                           (ii) The excess of the actual contribution percentage
                  for the highly compensated group over the actual contribution percentage for the non-highly compensated group does not exceed two percentage points, and the actual contribution percentage for the highly compensated group does not exceed twice the actual contribution percentage of the non-highly compensated group.

                  (d) Current Plan Year Ratio. The Administrator may apply (c) above by using the current Plan Year's actual contribution ratios of Eligible Employees who are not Highly Compensated Employees, rather than the preceding Plan Year's actual contribution ratios for Eligible Employees who were not Highly Compensated Employees in the preceding Plan Year, if the Administrator so elects, except that if such an election is made for any Plan Year beginning after December 31, 1997, it may not be changed except as provided by the Secretary of the Treasury of the United States or his designate.

                  (e) Multiple use test. In the event that (i) the actual deferral percentage and actual contribution percentage for the highly compensated group each exceed 125% of the respective actual deferral and actual contribution percentages for the non-highly compensated group, and (ii) the sum of the actual deferral percentage and the actual contribution percentage for the highly compensated group exceeds the "aggregate limit" within the meaning of Regulation section 1.401(m)-2(b)(3), the Administrator shall reduce the actual contribution ratios of Highly Compensated Employees who had both Elective Contributions and Matching Contributions for the Plan Year to the extent required by such section and in the same manner as described in paragraph (g) below.

                  (f) Adjustments by Administrator. If, prior to the time all Matching Contributions for a Plan Year have been contributed to the Trust, the Administrator determines that such Contributions are being made at a rate which will cause the Code section 401(m) limits to be exceeded for the Plan Year, the Administrator may, in its sole discretion, limit the amount of such Contributions to be made with respect to one or more Highly Compensated Employees for the balance of the Plan Year by limiting the amount of such Contributions to the extent the Administrator deems appropriate.

                  If the Administrator determines pursuant to this Section 5.6(a) to decrease the rate of Matching Contributions, any such decrease shall be made only after adjustments, if any, under Section 5.5(e) have been made. Any decrease in Matching Contributions in order under this Section 5.6(f) shall be made first in the Matching Contributions for the Highly Compensated Eligible Employees whose rate of Matching Contributions represents the highest percentage of
         Compensation, so that no reduction is made in the Matching Contributions for any Highly Compensated Eligible Employee as long as any other Highly Compensated Eligible Employee has a higher percentage in effect of Matching Contributions to Compensation. If Basic or Supplemental Contributions are treated as Matching Contributions in this Section 5.6, then such Basic or Supplemental Contributions shall be reduced along with the Matching Contributions to the extent necessary in order to satisfy Section 5.6.

                  (g)  Excess aggregate contributions.

                           (1) If the Code section  401(m)  limits have not been
                  met for a Plan Year after all contributions for the Plan Year have been made, the Administrator will determine the aggregate amount of excess contributions with respect to Participants who are Highly Compensated Employees and will then distributed in accordance with the provisions of paragraphs (2) and (3) below. The aggregate amount of such excess contributions shall be the difference, if any, between the amount of Matching Contributions (plus Elective Contributions treated as Matching Contributions for purposes of the Code section 401(m) limits) actually made for the benefit of all the Highly Compensated Employees for the Plan Year and the amount of such contributions that would have been made had the Administrator reduced the actual contribution ratios of the Highly Compensated Employees with the highest actual contribution ratio to the extent necessary to (i) enable the Plan to satisfy the 401(m) limits or (ii) cause such Employees' actual contribution ratio to equal the actual contribution ratio of the Highly Compensated Employees with the next highest actual contribution ratio (whichever first occurred), and had repeated this process until the Plan satisfied the Code section 401(m) limits.

                           (2) The excess  contribution  to be  distributed to a
                  particular Highly Compensated Employee shall thereupon be the amount, if any, that the dollar amount of Matching Contributions made for the benefit of such Highly Compensated Employee would be reduced if the dollar amount of Matching Contributions made on behalf of the Highly Compensated Employees with the highest dollar amount of Matching Contributions for the Plan Year were reduced so that such reduction (i) in the aggregate, equaled the aggregate amount of excess contributions as determined above or (ii) reduced the actual dollar amount of Matching Contributions of such Highly Compensated Employees to the next highest dollar amount of Matching Contributions made on behalf of Highly Compensated Employees (whichever occurs first), and had repeated this process until the aggregate amount of such reduction equaled the aggregate amount of excess contributions determined above.

                           (3) A Participant's excess contributions described in
                  paragraph (2) will be designated by the Participating Employer as a distribution of excess contributions and distributed to the Participant together with income to the extent necessary to comply with Code section 401(m). If there has been a net investment loss instead of income allocable to excess contributions, the amount of the excess contributions to be refunded hereunder shall be reduced by such loss to the extent permitted by section 401(m)(6) of the Code or the Regulations thereunder. In no event will the distribution of excess contributions be made later than twelve months following the close of the Plan Year to which the contributions relate.

                  (h) Excise tax where failure to correct. If the excess aggregate contributions are not corrected within 2 and 1/2 months after the close of the Plan Year to which they relate, the Company and Affiliated Companies will be liable for a 10 percent excise tax on the amount of excess contributions attributable to them, to the extent provided by Code section 4979.

         5.7. Distribution of excess deferrals. If, on or before March 1 of any year, a Participant notifies the Administrator, in accordance with section 402(g)(2)(A) of the Code and Treasury Regulations thereunder, that all or part of the Basic or Supplemental Contributions made for his or her benefit represent an excess deferral (as defined in section 402(g) of the Code) for the preceding taxable year of the Participant, the Administrator may cause such excess deferral to be distributed to the Participant on or before the April 15 following such notification. Except to the extent otherwise provided in such regulations, any amount distributed under this Section
5.7 shall be taken into account in applying Sections 5.5 and 5.6 as if it had not been distributed. Notwithstanding the foregoing and in accordance with applicable Treasury Regulations, any distribution of excess contributions to a Participant under Section 5.6 shall be reduced by the amount of any previous distribution to the Participant under this Section 5.7, and any distribution under this Section 5.7 shall be reduced by any previous distribution of excess contributions under Section 5.6.

         5.8. Special contribution for Top Heavy Plan Years. Notwithstanding anything contained in this Article 5 to the contrary, for any Top Heavy Plan Year the Employer contributions made for the benefit of any Participant who is not a Key Employee for that year must not be less than three percent of such Participant's Compensation; provided, however, that if for such Top Heavy Plan Year the Employer contributions made for the benefit of each Key Employee, expressed as a percentage of his or her Compensation, is less than three percent, the minimum contribution required under this Section 5.8 for the benefit of each Participant who is not a Key
Employee will be limited to an amount which, when added to the Employer contributions made for the benefit of such Participant, constitutes a percentage of such Participant's Compensation not less than the highest percentage obtained by dividing, for each Key Employee, the sum of the Employer contributions made for the benefit of such Key Employee by his or her Compensation; and provided further, that if the highest rate allocated to a Key Employee for a year in which the Plan is top-heavy is less than 3%, amounts contributed as a result of a salary reduction agreement must be included in determining contributions made on behalf of such Key Employees. In applying the preceding sentence, (i) there shall be aggregated with Employer contributions made for a Participant's benefit under the Plan all Employer contributions for the benefit (and forfeitures allocated to the account) of the Participant under all qualified defined contribution plans (if any) required to be aggregated with the Plan pursuant to the first sentence of section 2.43(c), other than under any such plan which enables a defined benefit plan required to be so aggregated to meet the requirements of section 401(a)(4) or section 410 of the Code, and (ii) for Plan Years beginning after December 31, 1988, Basic and Supplemental Contributions made on behalf of any Participant who is not a Key Employee shall not be taken into account as Employer contributions. For purposes of this Section 5.8 only, the term "Participant" shall mean, with respect to any Top Heavy Plan Year, any Eligible Employee who has fulfilled the participation requirements of Section
4.1 (without regard to the requirement that a binding compensation reduction agreement be in effect) and who is employed by a Participating Employer on the last day of such Top Heavy Plan Year.

         If any Participant hereunder who is also a participant in a defined benefit plan maintained by the Employer does not accrue under said defined benefit plan, for any Top Heavy Plan Year, a minimum benefit at least sufficient to satisfy the requirements of section 416(c)(1) of the Code with respect to said plan, the preceding paragraph of this Section 5.8 shall be applied with respect to such Participant by substituting "five percent" for "three percent" wherever "three percent" appears therein. Notwithstanding the foregoing, no amount shall be required to be contributed pursuant to this Section in respect of any Participant for any year (A) if, by reason of any amounts contributed or benefits accrued with respect to such Participant for such year under one or more other plans maintained by the Employer, a contribution hereunder in respect of such Participant would result in the duplication of minimum benefits or contributions, as determined under section 416(f) of the Code and the regulations thereunder, or (B) if the Participant is accruing for such year at least the minimum benefit required to be accrued pursuant to section 416(c)(1) of the Code under one or more defined benefit plans maintained by the Employer.

         Any additional contribution made for the benefit of any Participant under this Section shall be credited to his or her Matching Contribution Account as soon as practicable after the close of the Plan Year for which the contribution is made.

         5.9.  Return of contributions.  If a contribution to the Trust is
                  (a)  made by reason of a good faith mistake of fact, or

                  (b) believed in good faith to be deductible under section 404 of the Code, but the deduction is disallowed, the Trustee shall, upon request by the Company, return the excess of the amount contributed over the amount, if any, that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. If the Trust has suffered a net loss since the time of the excess contribution, the amount returned shall be reduced by the portion of the net loss attributable to the excess contribution.

         If the excess contribution described in the preceding paragraph has been allocated among the accounts of Participants, the amount returned under this Section 5.9 shall be subtracted from each Participant's Share of the Trust Fund in proportion to the amount of the excess contribution allocated to him or her. However, if, as a result of distributions from the Trust, a Participant's Share of the Trust Fund is less than the amount to be subtracted from it under the preceding sentence, the amount returned shall be reduced by the difference, and the accounts of other Participants shall not be further adjusted under the preceding sentence. In no event shall the return of a contribution hereunder cause any Participant's Share of the Trust Fund to be reduced to less than it would have been had the mistaken or nondeductible amount not been contributed.

         No return of a contribution hereunder shall be made more than one year after the mistaken payment of the contribution, or disallowance of the deduction, as the case may be.

         5.10. Participant contributions. No contributions by Participants will be required or permitted under the Plan.

 Article 6.  Accounts.

         6.1.   Administrator  to  maintain  accounts.  The  Administrator  will establish and maintain on its books for each Participant an Elective Contribution Account, a Matching Contribution Account, a Prior Plans Account and such other account or sub-accounts as it deems necessary or desirable to fulfill the provisions of the Plan.

         6.2. Adjustment of accounts. As of each Valuation Date, the Administrator will, with respect to the accounts maintained under Section 6.1 for each Participant,

                  (a) first, determine the values of the sub-accounts maintained for the Participant according to the current fair market value of the assets in the investment fund to which each sub-account refers;

                  (b) second, (i) credit the Participant's Elective Contribution Account with the Basic and Supplemental Contributions, respectively, made on behalf of the Participant and paid to the Trustee since the last Valuation Date, and (ii) credit the Participant's Elective and Matching Contribution Accounts, as provided in Section 9.5, with payments, if any, made by the Participant since the last Valuation Date with respect to any loan made to the Participant pursuant to Article 9;

                  (c) third, reduce the Participant's accounts by any withdrawals made by, and any distributions and loans made to, the Participant since the last Valuation Date;

                  (d) fourth, if the Participant has forfeited any amount since the last Valuation Date in accordance with Section 10.6, reduce his or her Matching Contribution Account by the amount of such forfeiture;

                  (e) fifth, allocate to the Participant's Elective, Prior Plans and Matching Contribution Accounts, after adjustment pursuant to (b),
         (c) and (d) above, each such Account's proportionate share of the increase or decrease reflected in the adjustments to the Participant's sub-accounts under (a) above;

                  (f) sixth, allocate and credit the contributions, if any, made under Section 5.2(a) for the pay period among the Matching Contribution Accounts of all Participants entitled under Section 5.3 to share in such contributions, in proportion to the respective Basic Contributions made on their behalf for such pay period;

                  (g) seventh, as of the last Valuation Date of each Plan Year only, allocate and credit the contributions, if any, made under Section 5.2(b) for such Year among the Matching Contribution Accounts of all Participants entitled under Section 5.3 to share in such contributions, in proportion to the respective Basic Contributions made on their behalf for such Year;

                  (h) eighth, as of the last Valuation Date of each Plan Year only, credit the contribution, if any, made under Section 5.2(c) for such Year to the Matching Contribution Account of each Participant for whose benefit such a contribution has been made under Section 5.2(c); and

                  (i) ninth, adjust the balances of the sub-accounts as required to reflect the adjustments to the Participant's Accounts, and in accordance with the Participant's investment directions as transmitted by the Administrator in accordance with Article 7.
Notwithstanding the foregoing, the adjustments described above shall be subject to such reasonable delay determined by the Administrator, the Trustee or its agents as necessary to effect such adjustments (including, but not limited to the allocation of contributions to the accounts of Participants) and to any determination by the Administrator, the Trustee or its agents that such adjustments shall be made less frequently or according to different procedures than described above. In adjusting sub-accounts under (a) above to reflect the current value of the assets in the investment fund to which the sub-account refers, the Administrator will allocate to such sub-accounts, in proportion to the balances therein immediately prior to such adjustment, an amount equal to the income (including accrued income) and expenses of such fund and of the gain and loss (realized and unrealized) on the assets credited to all such sub-accounts invested in the fund, valued at their fair market value.

         6.3. Transfers from the Marshall's Plan and the Savings Plan. If amounts have been transferred to the Trust from the Marshall's Plan or the Savings Plan with respect to an individual, such assets have been allocated as follows:
                  (a) Assets attributable to the individual's elective contributions account (if any) under the Marshall's Plan or the Savings Plan have been allocated to his or her Elective Contribution Accounts;

                  (b) Assets attributable to the individual's matching contributions account and discretionary contribution account under the Marshall's Plan or the Savings Plan have been allocated to his or her Matching Contribution Account, provided, however, that the balance, as of November 16, 1995, of the matching contribution account under the Marshall's Plan of a Participant who was an employee of Marshall's on such date shall be credited to the Prior Plans Account; and

                  (c) Assets attributable to an individual's after-tax contributions made under the Marshall's Plan or any predecessor thereto have been allocated to an "after-tax contribution" account established hereunder for this purpose.

Any individual for whom amounts have been transferred hereunder and who has not become a Participant under Section 4.1 shall be treated as a Participant effective as of January 1, 1997 for purposes of Articles 3, 4, 5, 6, 7, 10, 11, 12 and 13 and, so long as he or she is an Employee, Articles 8 and 9.

         6.4. Treatment of forfeitures. If a Participant forfeits any interest in the Trust Fund as the result of a forfeiture, as provided in Section 10.6 below, the amount of the forfeiture will be applied toward the Matching Contribution under Section 5.2(a) for the first calendar quarter commencing after the date of forfeiture.

         6.5.  Limitations.  Notwithstanding any other provisions of the Plan:

                  (a) Limitations applicable to Participants in defined contribution plans only.

                           (i) The Annual Addition to a Participant's accounts under the Plan for any Limitation Year, when added to the annual additions to his or her accounts for such year under all other defined contribution plans (if any) maintained by the Company or an Affiliated Company, shall not exceed the lesser of (A) $30,000 (or, if greater, one-fourth of the limitation in effect for the Limitation Year under section  415(b)(1)(A) of the Code), or  (B)  twenty-five
                  (25%)  percent  of  the   Participant's Compensation for such
                  Limitation Year.

                           (ii) To the extent necessary to satisfy the limitations contained in (i) above, the Administrator will reduce Supplemental Contributions not yet made to the Trust for the Limitation Year, if any, and, next, Basic Contributions not yet made for the Limitation Year, if any, together with any Matching Contributions to be made in respect of such Basic Contributions. Such Supplemental or Basic Contributions shall be paid to the Participant. If further adjustments are required, the Administrator will reduce Supplemental Contributions already made to the Trust for the Limitation Year and, next, Basic Contributions already made for the Limitation Year, together with any Matching Contributions made in respect of such Basic Contributions. The amount of any reduction of Matching Contributions will be applied, consistent with the limitations of this Section 6.5 and applicable Treasury Regulations, to reduce subsequent Matching Contributions to be made under Section 5.2(a).

                  (b)     Limitations applicable to Participants who also
         participate in a qualified defined   benefit  plan.  In  the  case  of
         a  Participant   who  also participates  in a qualified  defined
         benefit plan maintained by the Company or an Affiliated Company, the Annual Addition for a Limitation Year will be further limited, if necessary (after reduction of the benefits payable under such qualified defined benefit plan to the extent permitted by the terms thereof), so that the sum of the Participant's "defined
         contribution plan fraction" (as determined under section   415(e)(3)
         of  the  Code  and  the  regulations   promulgated thereunder,
         including,  if  elected,  the special  transition  rule of section 415(e)(6) of the Code and subject to the provisions of section 235(g)(3) of the Tax Equity and Fiscal Responsibility Act of 1982) and his or her "defined benefit plan fraction" (as determined under section 415(e)(2) of the Code and the regulations promulgated thereunder) for such Limitation Year does not exceed 1.0. For any Plan Year which is a Top Heavy Plan Year, the adjustment described in section 416(h) of the Code will apply for purposes of determining a Participant's "defined benefit plan fraction" and "defined contribution plan fraction" unless (i) the Plan and each qualified plan with which the Plan is required to be aggregated pursuant to the first sentence of Section 2.43(c) satisfies the requirements of section 416(h)(2)(A) of the Code, and (ii) such Plan Year would not be a Top Heavy Plan Year if "ninety percent" were substituted for "sixty percent" in the first paragraph of Section 2.43.

         6.6.  Reports to Participants.   The Administrator, at least quarterly,
will determine each Participant's Share of the Trust Fund and will report the same in writing to the Participant concerned.

Article 7.  Trust Fund.

        7.1. Appointment of Trustee. The Board of Directors will appoint one or more persons (including, in the Board of Directors' discretion, banks or other institutions as well as natural persons) to act as Trustee under the Plan, and at any time may remove and appoint a successor to any such person or persons. The Company may, without reference to any Participant or other party in interest, enter into a trust agreement with the Trustee and make such amendments to such trust agreement or such further agreements as the Company in its sole discretion may deem necessary or desirable to carry out the Plan.

         7.2. Investment funds. All contributions to the Trust and all investments thereunder will be held by the Trustee in the Trust Fund. Subject to
Section 9.5, the Trust Fund will be maintained in accordance with the following rules:
                  (a) Contributions to the Plan shall be invested in one or more investment fund available under the Plan from time to time. The Committee shall determine which investment fund shall be available from time to time and the mutual fund shares or other investments available under each such fund, or in the case of any investment fund shall appoint one or more investment managers (within the meaning of Section 3(38) of ERISA) to determine and manage the investments of such fund.

                  (b) The Trustee may keep such amounts of cash as it, in its sole discretion, shall deem necessary or advisable as part of the Trust Fund, all within the limitations specified in the trust agreement.

                  (c) The Trust Fund will include a "Company Common Stock Fund," consisting of all Stock held by the Trustee (and other property distributed in respect of such

         Stock) and all cash held by the Trustee resulting from the receipt of dividends or other distributions on Stock held in the Company Common Stock Fund, all of which cash is to be invested in additional shares of Stock.
In addition to the investments described above, cash held in any of the funds described or established under (a), (b), or (c) above may also be invested, for such temporary periods as the Trustee deems advisable, in savings accounts or other liquid, short-term investments.

         For purposes of discharging its responsibilities under this Section, the Company may appoint one or more investment managers (within the meaning of section 3(38) of ERISA) to manage some or all of the assets of the Plan, and may otherwise allocate and delegate its fiduciary responsibilities under the Plan, in accordance with section 405 of ERISA.

         7.3.  Acquisition of Stock.   The Stock required to be purchased by the
Trustee for purposes of the Plan will be purchased by the Trustee from such sources and at such prices as the Trustee in its sole discretion may determine.

         7.4. Investments for the Trust Fund. Investments for the Trust Fund, other than investments for the fund established pursuant to Section 7.2(c), shall not include any Stock, provided the foregoing shall not prohibit Stock being held as a portfolio asset of a mutual fund or similar collective investment entity that is designated under Section 7.2(a).

         7.5. Directed investments. All amounts credited to a Participant's accounts under the Plan will be invested, pursuant to the Participant's directions, in the funds established pursuant to Section 7.2. In addition, subject to the provisions of Article 9, amounts credited to a Participant's accounts may be invested in the note evidencing a loan from the Participant's account in the Plan to the Participant under said Article 9.

         Subject to the provisions of Section 7.4 and this Section 7.5, each Participant may direct that some or all of the amounts credited to his or her Accounts be invested, in multiples of one percent (1%), in one or more of the funds established pursuant to Section 7.2; provided, however, in directing the allocation of the amount credited to his or her Accounts among such investment funds, no such allocation to the Company Stock Fund may exceed 10 percent (10%). The selection of investment options is the sole responsibility of each Participant, and no employee or representative of any Participating Employer, including the Administrator and members of the Committee, or of the Trustee, is authorized to make any recommendations to any Participant with respect thereto.

         7.6.  Method of making investment directions.

                  (a) Each Participant will direct the Administrator, in a manner prescribed or approved by the Administrator, as to his or her choice of investment in one or more of the funds described in Section
         7.2 not later than the date on which the Participant enters into a compensation reduction agreement in accordance with the provisions of
         Section 4.1. Upon receipt of a Participant's duly executed investment directions, the Administrator will transmit such investment directions to the Trustee. Any such investment direction may be changed as of any Valuation Date as to future contributions and existing account balances, by like notice to the Administrator specifying a new choice of investment in one or more of the funds described in Section 7.2, provided, however, no change in investment direction shall be permitted within 30 days of the Participant's original investment direction or any subsequent change in investment direction.

                  (b) Notwithstanding the foregoing, in the event of any tender or exchange offer with respect to the Stock, the Trustee shall be entitled to sell or exchange that portion of the shares of Stock held in the Stock Fund which represents a Participant's proportionate interest in that Fund, irrespective of the Participant's existing investment direction as described in paragraph (a); provided, that if the Trustee determines to sell or exchange such shares of Stock in accordance with the provisions of this paragraph, the Trustee shall do so only if the Participant (or, if the Participant is deceased, his or her Beneficiary or such other person as is entitled to receive benefits with respect to the Participant under the Plan) consents in writing to such action.

                  (c) In the event of any sale or exchange of Stock by the Trustee pursuant to paragraph (b), any Participant who consents to the disposition of his or her interest in the Stock Fund shall be entitled to direct that the cash proceeds of such disposition, if any, be invested, as soon as reasonably practicable thereafter, in multiples of one percent (1%) in one or more of the funds described in Section 7.2(a). Any investment direction given pursuant to this paragraph (c) shall be made to the Administrator in such manner as the Administrator shall prescribe or approve. Upon receipt of a duly executed investment direction given in accordance with this paragraph, the Administrator shall transmit such direction to the Trustee. In the event any Participant consents to a disposition of his or her interest in the
         Stock Fund pursuant to paragraph (b) but fails to direct the Administrator as to how any cash proceeds of such disposition shall be invested, such proceeds shall be invested in savings accounts or in such other short-term investments as the Trustee may determine and shall remain so invested until such time as the Participant otherwise directs in accordance with paragraph (a).

Article 8.  Withdrawals.

        8.1.  Hardship withdrawals.

                  (a) Any Participant who has suffered an immediate and heavy financial hardship, as hereinafter defined, may request a withdrawal from his or her Share of the Trust Fund (determined as of the Valuation Date coinciding with or immediately preceding the date of the withdrawal) of any sum not in excess of his or her nonforfeitable interest in such Share, exclusive of earnings credited after December 31, 1988 on Basic and Supplemental Contributions under this Plan or the Savings Plan, by written notice to the Committee setting forth the facts establishing the existence of such hardship and the amount requested. In addition to such notice, the Committee may require such other information, in form satisfactory to the Committee, as it deems necessary to discharge its responsibilities pursuant to this Article 8. Upon receipt of a request based upon a claim of financial hardship, the Committee will determine whether a financial hardship exists; if the Committee determines that such a hardship does exist, it will further determine what portion of the amount requested by the Participant is necessary to satisfy the financial need created by the hardship, and will direct the Trustee to distribute to the Participant in a single lump-sum payment the amount so determined to be required.

                  (b) For purposes of this Section, a distribution will be deemed to be on account of an immediate and heavy financial need if the distribution is on account of:

                           (i) expenses  for medical  care  described in section
                  213(d) of the Code incurred by the Participant or his or her spouse or dependents, including expenses necessary to obtain such medical care, or

                           (ii) payment of tuition, room and board expenses, and
                  related educational fees for the next twelve months of post-secondary education for the Participant or his or her spouse, children or dependents (as defined in section 152 of the Code), or

                           (iii) costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments), or

                           (iv) payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of that residence, or
                           (v) other circumstances specified under applicable Treasury Regulations as constituting an immediate and heavy financial need.

                  (c) For purposes of this Section, a distribution will not be treated as an amount necessary to satisfy the financial need unless:
                           (i) the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant, and
                           (ii) the Participant  has obtained all  distributions
                  (other than hardship withdrawals) and loans available under this Plan and all other qualified retirement plans maintained by the Employer.

                  (d) Any Participant making a withdrawal under this Section shall be ineligible to make, or have made for his or her benefit, Basic and Supplemental Contributions to the Plan, and elective contributions and employee contributions to all other qualified and nonqualified plans of the Employer (other than health or welfare plans), for the 12-month period following the Valuation Date as of which the withdrawal is effective. In addition, for the Plan Year following the Plan Year in which the hardship withdrawal is effective, no Basic or Supplemental Contributions shall be made for the benefit of the Participant to the Plan and no elective contributions shall be made for the Participant to any other qualified retirement plan maintained by the Employer for such year in excess of the applicable limit in effect under section 402(g)(1) of the code for such year, reduced by the aggregate amount of Basic and Supplemental Contributions for the benefit of the Participant to the Plan and elective contributions for his or her benefit to all other qualified retirement plans maintained by the Employer for the Plan Year in which the hardship withdrawal is effective. For purposes of this Section 8.1(d), any Participant who was a participant in the Marshall's Plan or Savings Plan prior to January 1, 1997 and who made a hardship withdrawal under such plan, will be ineligible to make Basic or Supplemental Contributions to this Plan to the extent such contributions would have continued to have been suspended under comparable provisions of the Marshall's Plan or Savings Plan.

                  (e) The amount of a hardship withdrawal may include funds necessary to pay federal, state or local income tax and penalties resulting from the withdrawal.

         8.2. Withdrawals after age 59 1/2. Any Participant who has attained age 59 1/2 while a Participant may request a one-time withdrawal of all or a part of his or her nonforfeitable interest in his or her Share of the Trust Fund (determined as of the Valuation Date coinciding with or immediately preceding the date of his or her request), whether or not he or she has suffered a financial hardship, by written notice to the Administrator. Upon receipt by the Administrator of such notice, the Administrator will direct the Trustee to distribute to the Participant in a single lump-sum payment the amount of the withdrawal. A one-time withdrawal pursuant to this Section 8.2 will not affect a Participant's right to request or receive thereafter a withdrawal from his or her Share of the Trust Fund pursuant to Section 8.1.

         8.3. Order of withdrawals; adjustments. Amounts withdrawn pursuant to this Article 8 in the case of any Participant will be taken from each of the funds described in Section 7.2 in proportion to the percentage of the Participant's Share of the Trust Fund, determined for each Account of the Participant, invested in each such fund. Such amounts will be applied first against the Participant's Elective Contribution Account and will be deemed to have been taken, subject to the limitations on amounts which may be withdrawn under Section 8.1. If the amount of the withdrawal exceeds the balance of the Participant's Elective Contribution Accounts, determined as of the Valuation Date coinciding with or immediately preceding the date of withdrawal, the excess will be applied next against the balance in the Participant's Prior Plans Account, and, then, to the nonforfeitable interest in his or her Matching Contribution Account. After any withdrawal, the Administrator will adjust the balance of the Participant's accounts and sub-accounts to reflect the withdrawal. Notwithstanding the foregoing, in the case of any Participant on whose behalf an "after-tax contribution account" has been transferred from the Marshall's Plan and maintained under this Plan, any withdrawn amount shall be first applied against such "after-tax contribution account."

Article 9.  Loans.

        9.1. In general. Any Participant who has been a Participant in the Plan or the Savings Plan for six months or more may, with the consent of the Administrator, obtain a loan from his or her Share of the Trust Fund, subject to the conditions of this Article 9. Loans that were received by a Participant from the Savings Plan or Marshall's Plan and are outstanding to the Savings Plan or Marshall's Plan as of the Effective Date shall be allocated to a Participant's Share of the Trust Fund but shall continue to be subject to the conditions applicable to the loan under the Savings Plan or Marshall's Plan.

         9.2. Time and amount of loans. A Participant may request a loan at any time during the Plan Year. No request for a loan will be honored unless made in such form and in accordance with such procedures as the Administrator may prescribe or approve. The amount of any loan obtained under this Article 9 may not be less than $500 and when added to the outstanding balance of all other loans to the Participant from the Plan or the Savings Plan may not exceed the lesser of (a) $50,000, reduced by the excess (if any) of the highest outstanding balance of such loans during the one-year period ending on the day before the date on which the loan is made, over the outstanding balance of such loans on the date on which the loan is made, or (b) one-half of the nonforfeitable portion of the Participant's Share of the Trust Fund under the Plan and under the Savings Plan. For purposes of this Section 9.2, the value of a Participant's Share of the Trust Fund will be determined as of the Valuation Date immediately preceding the date of the loan (but taking into account any withdrawals under Article 8 made on or after such Valuation Date, up to and including the date of the loan).

         9.3. Formal requirements.  Each loan obtained from the Trust under this
Article 9 must be evidenced by a note signed by the Participant and shall bear interest at a reasonable rate determined by the Administrator. Such interest rate shall be commensurate with the interest rates charged by persons in the business of lending money for loans which would be made in similar circumstances, as determined by the Plan Administrator. Each loan must be secured by the Participant's Share of the Trust Fund. Each such loan shall be repayable in substantially level installments paid no less frequently then quarterly, as the Administrator shall determine, over a period, as also determined by the Administrator, which does not exceed 5 years from the date the loan is made (unless the loan is used to acquire a dwelling unit which is to be used within a reasonable time as a principal residence of the Participant). Any loan obtained from the Trust under this Article 9 may provide for prepayment, without penalty, at any time prior to the term of the loan.

         9.4.  Replacement other than in normal course.

                  (a) If, as of the time benefits are to be distributed (or to commence being distributed) to the Participant or his or her
         Beneficiary pursuant to Article 10 of the Plan, there remains any unpaid balance of a loan obtained by the Participant hereunder, the unpaid balance of the loan will become immediately due and payable. Such unpaid balance, together with any accrued but unpaid interest under the note evidencing the loan, will be deducted from the Participant's Share of the Trust Fund before any distribution of the Participant's benefits is made; provided, that if distribution is to be made to the Participant's Beneficiary and the Administrator so directs the Trustee, the Trustee may distribute the unpaid note to such Beneficiary in lieu of a formal set-off.

         If the unpaid balance of any loan is to be deducted from a Participant's Share of the Trust Fund under this subsection, the amount so deducted will be treated as distributed to the Participant and applied by the Participant as a payment of the unpaid interest and principal (in that order) under the note evidencing such loan.

                  (b) In the event of a default by a Participant in making any payment of principal or interest when due under the note evidencing any loan under this Article 9, if such default continues for more than 30 days after written notice of the default by the Trustee, the unpaid principal of the note will become immediately due and payable in full. In the event of any such default or failure to pay, the Trustee will promptly proceed to deduct such unpaid principal, together with any accrued but unpaid interest, from the Participant's Share of the Trust Fund; provided, that in no event will the Trustee cause that portion of a Participant's Share of the Trust Fund which is attributable to Basic and Supplemental Contributions to be reduced pursuant to this subsection until (i) the Participant has either attained age 59 1/2 or ceased to be employed by the Employer or (ii) there has occurred any other event permitting distribution to the Participant under section 401(k)(2)(B) of the Code.

         9.5. Source of loans; treatment of loan payments. Amounts loaned to a Participant under this Article 9 will be paid out of each of the funds described in Section 7.2 in proportion to the percentage of the Participant's Share of the Trust Fund, determined for each account of the Participant, invested in each such fund. Such amounts will be applied against the Participant's accounts in the order described in Section 8.3. The note evidencing a loan to a Participant under this Article 9 will constitute an asset of the Trust allocated to the Participant and will, for purposes of the Plan, be deemed to have a value at any given time equal to the unpaid balance of the note plus the amount of any accrued but unpaid interest. Payments made with respect to any such note will be credited to the Participant's accounts in proportion to the respective amounts loaned to the Participant from each such account and will be invested in the funds described in Section 7.2 in accordance with the Participant's investment direction as in effect at the time such payment is made.

         9.6. Loans to be nondiscriminatory. Loans will be made available under this Article 9 to all Participants on a reasonably equivalent basis, except that the Administrator may make reasonable distinctions based upon creditworthiness and other factors that may adversely affect the ability to assure repayment, and may otherwise limit the availability of loans in accordance with the provisions of this Article 9. Any former Participant and the Beneficiary of a Participant or former Participant shall be treated as a Participant for purposes of this
Article 9, to the extent required under regulations or other interpretations issued by the Department of Labor.

         9.7. Role of Administrator and Committee. Notwithstanding references to the Administrator hereinabove set forth in this Article 9, the Committee shall decide such matters pertaining to loans under this Article 9 as shall be delegated in writing to it by the Administrator, whether in individual cases or in specified classes of cases. To the extent any matter is so delegated, the provisions of this Article 9 shall apply to the Committee as though it were the Administrator.

Article 10.  Rights to Benefits.

        10.1. Normal and Late Retirement. Upon attainment of his or her Normal Retirement Date, each Participant will have a fully vested and nonforfeitable interest in his or her Share of the Trust Fund. In the event a Participant retires on or after his or her Normal Retirement Date, his or her Share of the Trust Fund, determined as of the Valuation Date coinciding with or immediately preceding the date of such distribution, will be distributed to him or her as soon as reasonably practicable following retirement in accordance with Article 11 below. Any additional amounts allocated thereafter to the Participant's Matching Contribution Account will be distributed to him or her as soon as reasonably practicable following the close of the Plan Year in which his or her retirement occurs, in accordance with Article 11 below.

         10.2. Disability. A Participant may leave the employ of the Employer prior to the attainment of his or her Normal Retirement Date if, because of a medically determinable physical or mental impairment likely to result in death or to be of long-continued and indefinite duration, he or she cannot engage in any substantial gainful activity and terminates his or her employment with the Employer. In the event of such a disability termination, the Participant will have a fully vested and nonforfeitable interest in, and will be entitled to receive, his or her Share of the Trust Fund determined as of the Valuation Date coinciding with or immediately preceding the date of distribution. Distribution will be made to him or her as soon as reasonably practicable following such disability termination in accordance with Article 11 below. Any additional amounts allocated thereafter to the Participant's Matching Contribution Account will be distributed to him or her as soon as reasonably practicable after the close of the Plan Year in which his or her disability termination occurs, in accordance with Article 11 below. Whether or not a Participant is disabled will be determined by the Committee on the basis of medical evidence satisfactory to the Committee.

         Notwithstanding the foregoing provisions of this Section 10.2, if the value of the Share of the Trust Fund of a Participant who has a disability termination exceeds $3,500, distribution will not be made prior to the Participant's Normal Retirement Date without his or her written consent. Until distribution of the disabled Participant's Share of the Trust Fund, the provisions of Section 10.4 regarding the timing of distribution and the investment and adjustment of the disabled Participant's Share of the Trust Fund will apply as though the Participant had terminated employment under Section 10.4; provided, that the disabled Participant will at all times after his or her disability termination have a fully vested and nonforfeitable interest in his or her Share of the Trust Fund. The Administrator will, within the period beginning 90 days prior to the Participant's annuity starting date (as defined for purposes of section 411(a)(11) of the Code and Treasury Regulations thereunder) and ending 30 days prior to such date, provide the Participant with notice in accordance with applicable Treasury Regulations of his or her right, if any, to defer receipt of the distribution. Notwithstanding the foregoing, such distribution may commence less than 30 days after the required notification described above is given, provided that (a) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider whether or not to elect the distribution, and (b) the Participant, after receiving the notice, affirmatively elects a distribution.

         10.3.  Death.

                  (a) If a Participant dies before the distribution of his or her Share of the Trust Fund has commenced or before such distribution has been completed, upon his or her death his or her designated Beneficiary will have a fully vested and nonforfeitable interest in, and will be entitled to receive, the amount or remaining amount of such Participant's Share of the Trust Fund determined as of the Valuation Date coinciding with or immediately preceding the date of distribution. Distribution to the Beneficiary will be made as soon as reasonably practicable following the death of the Participant in accordance with
         Article 11 below. Any additional amounts allocated thereafter to the Participant's Matching Contribution Account will be distributed to his or her Beneficiary as soon as reasonably practicable following the close of the Plan Year in which the Participant's death occurs, in accordance with Article 11 below.

                  (b) Notwithstanding the foregoing, if the Participant is married at the time of death and his or her Beneficiary is his or her surviving spouse, such spouse may elect in writing, in such manner and at such time as shall be prescribed or approved by the Administrator, to defer receipt of the benefit under this Section 10.3. If a spouse elects such deferral, the deceased Participant's Share of the Trust Fund will continue to be invested for the entire period of deferral in accordance with his or her investment direction in effect with respect to such Share on the day of his or her death; provided, that if the spouse wishes, the spouse may direct that such Share instead be invested in accordance with the provisions of Article 7. During any such deferral period the balance deferred will continue to be adjusted in accordance with the provisions of Section 6.2.

                  A spouse who elects deferral of a benefit under this Section may at any time subsequent to such election request a distribution of the benefit so deferred. The Administrator may prescribe such rules as it deems necessary pertaining to the form of such a request or to any information or signatures required with respect thereto. Distribution of a benefit deferred under this Section will be made as soon as practicable following the Valuation Date coinciding with or next succeeding the date on which the Administrator receives a properly executed request for distribution, but in no event later than the Valuation Date coinciding with or next following the date which would have been the Participant's Normal Retirement Date. If any person who has deferred distribution of a benefit hereunder dies before requesting a distribution, such benefit shall be distributed as soon as reasonably practicable to such person's estate following notice of such death.

                  (c) If a Participant was married at the time of death, he or she shall be deemed to have named his or her surviving spouse as his or her Beneficiary unless

                          (i) prior to his or her death,  he or she  designated
                  as his or her Beneficiary a person other than his or her surviving spouse, such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe; and

                          (ii) either (A) his or her surviving  spouse consents
                  in writing to the designation described in (i) above, such consent acknowledges the effect of such designation and the specific nonspouse Beneficiary (including any class of Beneficiaries or any contingent Beneficiaries) or authorizes the Participant to designate Beneficiaries without further consent, and such consent is witnessed by a Plan representative or a notary public, or (B) it is established to the satisfaction of the Committee that the consent required under (A) above may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe, or (C) the Committee determines that neither (A) nor (B) need be satisfied with respect to that Participant's designation in order to permit the Plan, under applicable law, to pay the full amount of the benefits due on account of the Participant's death, pursuant to the provisions of Section 10.3(a) and (insofar as relevant)
                  Section 10.3(b),  solely in accordance with such  designation;
                  and

                           (iii)  the   nonspouse   Beneficiary   designated  in
                  accordance with the provisions of this Section survives the Participant.

         Any consent by a spouse under (ii)(A) above, or a determination by the Committee with respect to such spouse under (ii)(B) above, shall be effective only with respect to such spouse. Any consent that permits Beneficiary designations by the Participant without any requirement of further consent must acknowledge the spouse's right to limit consent to a specific Beneficiary and the spouse's voluntary election to relinquish such right. A Participant who is not married may designate any person as Beneficiary provided such designation is made in writing at such time and in such manner as the Administrator shall approve or prescribe. A Participant who has designated a nonspouse as Beneficiary in accordance with the provisions of the preceding paragraph may change such designation at any time by giving written notice to the Administrator, subject to such conditions and requirements (including a requirement of spousal consent) as the Administrator may prescribe in accordance with applicable law. If a Participant dies without a surviving Beneficiary, the full amount payable upon his or her death will be paid to his or her executor or administrator or applied to the payment of his or her debts and funeral expenses or paid to any relative, all as the Administrator shall determine.

         10.4.  Separation from service.
If a Participant separates from the service (within the meaning of section 401(k)(2)(B)(i)(I) of the Code) of the Employer for any reason other than death or normal, late or disability retirement, he or she will be entitled under this Section 10.4 to a benefit equal to the sum of (a) the balances of his or her Basic Contribution Account and his or her Supplemental Contribution Account, determined as of the Valuation Date coinciding with or immediately preceding the date of distribution; plus (b) the balance of any account maintained for his or her benefit under Section 13.2, determined as of such Valuation Date; plus (c) a percentage, as determined in accordance with the following vesting schedule, of the balance of his or her Matching Contribution Account, also determined as of such Valuation Date:

                                Vesting Schedule
                                ----------------

       Years of Credited                           Vested Percentage of Company
       Vesting Service                             Matching Contribution Account
       ----------------                            -----------------------------
            1                                                            25%
            2                                                            50%
            3                                                            75%
            4 or more                                                   100%

Such distribution will be made as soon as reasonably practicable after such separation from service; provided, that if the value of the Participant's Share of the Trust Fund exceeds $3,500, distribution may not begin, however, unless

                  (a) Between the 30th and 90th day prior to the date distribution is to begin, the Administrator notifies the Participant in writing that he or she may defer distribution until his or her Normal Retirement Date and provides the Participant with a written description of the material features and (if applicable) the relative values of the forms of distribution under the Plan; and

                  (b) The Participant consents to the distribution in writing after the information described above has been provided to him or her, and files such consent with the Administrator. Distribution to the Participant will be made or commenced as soon as practicable after such consent is received by the Administrator.
Notwithstanding the foregoing, such distribution may commence less than 30 days after the required notification described above is given, provided that (a) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider whether or not to elect the distribution, and (b) the Participant, after receiving the notice, affirmatively elects a distribution. The value of a Participant's Share of the Trust Fund will be considered to be valued in excess of $3,500 if the value of such vested portion exceeds such amount at the time of the distribution in question or exceeded such amount at the time of any prior distribution to the Participant under the Plan.

         A Participant may elect in writing, in a manner prescribed or approved by the Administrator, to defer distribution of his or her benefit under this
Section 10.4.  If
distribution of a Participant's benefit is deferred under this Section, his or her Share of the Trust Fund, to the extent not forfeited, will continue to be invested in accordance with his or her investment directions in accordance with the provisions of Article 7. Any investment direction made, or continued in force, pursuant to the preceding sentence will continue in effect until modified by the Participant or until such time as the deferred benefit is distributed or the separated Participant again becomes a Participant in the Plan. During any such deferral period the balance deferred will continue to be adjusted in accordance with the provisions of Section 6.2.

           If distribution of a Participant's benefit is deferred under this Section, the Participant may at any time subsequent to such election request a distribution of his or her benefit. The Administrator may prescribe such rules as it deeds necessary pertaining to the form of such a request or to any information or signatures required with respect thereto. Distribution of a benefit deferred under this Section will be made as soon as practicable following the Valuation Date coinciding with or next succeeding the date on which the Administrator receives a properly executed request for distribution, but in no event later than the Valuation Date coinciding with or next following the former Participant's Normal Retirement Date. If any person who has deferred distribution of his or her benefit hereunder dies before requesting a distribution, his or her benefit shall be distributed as soon as reasonably practicable following notice of such death, subject to Section 10.3.

         For purposes of this Section 10.4, a Participant shall be treated as having separated from the service of the Employer if the Participant ceases to be an Employee because of the disposition by a Participating Employer of a subsidiary, or of substantially all the assets of a trade or business, unless the Company or the Participating Employer agrees with the organization acquiring the subsidiary or trade or business that the Participant's Share of the Trust Fund shall be transferred to a plan maintained by such organization.

         10.5. Election of former vesting schedule. If the Plan is amended at any time and if such amendment directly or indirectly affects the computation of the nonforfeitable percentage of a Participant's rights to his or her Share of the Trust Fund, each Participant who has completed 3 years of Credited Vesting Service (determined without regard to the exclusion of service prior to attainment of a stated age) as of the end of the election period described below and whose nonforfeitable percentage any time after such amendment could be less than such percentage determined without regard to such amendment, may elect, during such election period, to have the nonforfeitable percentage of his or her Share of the Trust Fund determined without regard to such amendment. The election period referred to in the preceding sentence will begin on the date the amendment is adopted and will end on the latest of the following dates:

                  (a) the date which is sixty (60) days after the date on which such amendment is adopted;

                  (b) the date which is sixty (60) days after the date on which such amendment becomes effective; or

                  (c) the date which is sixty (60) days after the date on which the Participant is issued written notice of such amendment by the Administrator.

An election under this Section 10.5 may be made only by an individual who is a Participant at the time such election is made and once made shall be irrevocable.

         10.6. Forfeitures. If a Participant leaves the employ of the Employer at a time when he or she has a less than a one hundred percent (100%) nonforfeitable interest in his or her Share of the Trust Fund, any portion of his or her Share of the Trust Fund not payable to him or her under Section 10.4 (without regard to any election by the Participant to defer payment until Normal Retirement Date) will remain credited to his or her account until such time as he or she incurs a one-year Period of Severance, and such portion will then be forfeited by him or her. Notwithstanding the foregoing, if at any time prior to incurring a five-year Period of Severance the Participant is reemployed by the Employer, any amount so forfeited, adjusted as hereinafter described, will be recredited to the Participant's Matching Contribution Account, subject to the following special rules:

                  (a) Amounts required to be recredited to a Participant's Matching Contribution Account pursuant to this Section will be taken first from amounts forfeited by other Participants which have not yet been applied toward future Matching Contributions and then from additional contributions to be made by the Participating Employer for such purpose.

                  (b) The amount, if any, to be recredited to the Matching Contribution Account of a reemployed Participant pursuant to this Section will be the greater of (i) the amount forfeited, or (ii) the amount forfeited adjusted for such gains and losses as would have been attributable to a like amount invested for the period between the date of forfeiture and the date of reinstatement in accordance with the Participant's investment direction in effect on the day of his or her separation from service (or, if the

         Participant made a subsequent investment direction under Section 10.4, then in accordance with such later direction).

                  (c) A reemployed Participant's nonforfeitable interest in any amounts recredited to his or her Matching Contribution Account pursuant to this Section will be determined under Section 10.7 (without regard to the last sentence thereof) as though such amounts had been transferred to the separate account described in Section 10.7 for the period between the date of forfeiture and the date of reinstatement.
All forfeitures arising under this Section 10.6, to the extent not applied to the recrediting of Matching Contribution Accounts of reemployed Participants as described above, will be applied toward future Matching Contributions, as provided in section 6.4.

         10.7. Separate Account. If a distribution has been made to a Participant at a time when he or she has a nonforfeitable right to less than one hundred (100%) percent of his or her Share of the Trust Fund, the vesting schedule in Section 10.4 will thereafter apply only to his or her Share of the Trust Fund attributable to contributions allocated after such distribution. The balance in his or her account immediately after such distribution will be transferred to a separate account which will be maintained for the purpose of determining his or her interest therein at any later time. At any relevant time his or her nonforfeitable interest in the portion of his or her Share of the Trust Fund held in such separate account will be equal to P(AB+D)-D, where P is the nonforfeitable percentage at the relevant time determined under Section 10.4; AB is the account balance of the separate account at the relevant time; and D is the amount of the distribution. However, if any portion of such separate account is forfeited under Section 10.6, the Participant's interest in the remaining balance in such separate account will thereafter be fully vested and nonforfeitable.

         10.8. Direct Rollover of Eligible Distributions. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in a manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this Section, the following terms have the following meanings:

                  (a) "Eligible Rollover Distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives of the distributee in the distributee's Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); in the portion of any distribution that is not includable in gross income (determine without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (b) With respect to a distributee other than the Participant's surviving spouse, and "eligible retirement plan" in an individual retirement  account  described in Code section  408(a),  an  individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a). With respect to a distributee who is a Participant's surviving spouse, an eligible retirement plan is an individual retirement account or an individual retirement annuity.

                  (c) A "distributee" includes an employee or former employee. In addition, the employee or former employee's surviving spouse and the employee's or former employee's spouse or former spouse, who is an alternate payee under a Qualified Domestic Relations Order, are distributees with regard to the interest of the spouse or former spouse.

                  (d) A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

Article 11.  Distribution of Benefits.

        11.1. Method of making distributions. Distributions to a Participant or Beneficiary from the Trust will be made in a single sum payment as soon as reasonably practicable after the date specified in the applicable Section of
Article 10. In no case, however, unless the Participant otherwise elects, will the payment of benefits to any Participant commence later than the 60th day after the latest of the following: (a) the close of the Plan Year in which occurs the date on which the Participant attains age 65; (b) the close of the Plan Year in which occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan; or (c) the close of the Plan Year in which the Participant terminates his or her service with the Employer. In any event, and notwithstanding any election to the contrary (other than an election under section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982), payment of benefits with respect to a Participant who is not a 5-percent owner (as defined in section 416(i)(1)(B) of the Code) shall commence not later than the April 1 of the calendar year following the later of either:
(i) the calendar year in which the Participant attains age 70 1/2, or (ii) the calendar year in which the Participant retires. Five percent owners must begin receiving distributions no later than April 1 of the calendar year following the calendar year in which they attain the age 70 1/2. The single sum payment distributed from the Trust will be made in cash; however, distributions from the Company Common Stock Fund may be distributed as shares of Stock, if the Participant so elects.

        11.2. Notice to Trustee. The Administrator will notify the Trustee whenever any Participant or Beneficiary is entitled to receive a distribution under the Plan. In giving such notice, the Administrator will specify the name and last known address of the person receiving such distribution. Upon receipt of such notice from the Administrator, the Trustee will, as soon as is reasonably practicable, distribute such amount.

 Article 12.  Amendment and Termination.

         12.1. Amendment. The Company reserves the power at any time or times to amend the provisions of the Plan and Trust to any extent and in any manner that it may deem advisable by written instrument providing for such amendment. Any such instrument will be effective in accordance with its terms as to all Participants and all persons having or claiming any interest hereunder; provided, however, that the Company will not have the power:

                  (a) to amend the Plan and Trust in such manner as would cause or permit any part of the assets of the Trust to be diverted to purposes other than for the exclusive benefit of each Participant and his or her Beneficiary, unless such amendment is permitted by law, governmental regulation or ruling;

                  (b) to amend the Plan or Trust retroactively in such a manner as would reduce the accrued benefit of any Participant, except as otherwise permitted or required by law. For purposes of this paragraph, to the extent consistent with section 411(d)(6) of the Code and regulations thereunder, an amendment which has the effect of decreasing a Participant's account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing an accrued benefit; or

                  (c) to amend the Plan or Trust in such manner as would increase the duties or liabilities of the Trustee or affect its fee for services hereunder, unless the Trustee consents thereto in writing.

         12.2. Termination or partial termination. The Company has established the Plan and the Trust with the bona fide intention and expectation that contributions will be continued indefinitely, but the Company will have no obligation or liability whatsoever to maintain the Plan for any given length of time and may discontinue contributions under the Plan or terminate the Plan at any time by written notice delivered to the Trustee without any liability whatsoever for any such discontinuance or termination. The Plan will be deemed terminated (a) if and when the Company is judicially declared bankrupt, (b) if and when the Company is a party to a merger in which it is not the surviving corporation or sells all or substantially all of its assets, unless the surviving corporation or the purchaser adopts the Plan by an instrument in writing delivered to the Trustee within 60 days after the merger or sale, or (c) upon dissolution of the Company.

         12.3. Distributions upon termination of the Plan. Upon termination or partial termination of the Plan or complete discontinuance of contributions thereunder, each affected Participant (including a terminated Participant in respect of amounts not previously forfeited by him or her) will have a fully vested and nonforfeitable interest in his or her Share of the Trust Fund, and the Trustee will make distributions to such Participants or other persons entitled to distributions in a single sum payment. However, if a successor plan is established within the meaning of section 401(k)(2)(B)(i)(II) of the Code, distributions will be made to Participants or other persons entitled to distributions only in accordance with Articles 10 and 11. Upon the completion of such distributions to all Participants, the Trust will terminate, the Trustee will be relieved from all liability under the Trust, and no Participant or other person will have any claims thereunder, except as required by applicable law.

         12.4. Merger or consolidation of Plan; transfer of Plan assets. In case of any merger or consolidation of the Plan with, or transfer of assets and liabilities of the Plan to, any other plan, provision must be made so that each Participant would, if the Plan then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

Article 13.  Miscellaneous.

         13.1. Voting of Stock. The Trustee shall vote, in person or by proxy, in accordance with the directions of the company or, in the absence of such directions, as it may see fit, all shares of Stock held in the Trust Fund.

        13.2. Transfers from other plans. In the case of an individual who becomes an employee of a Participating Employer and who immediately prior thereto had an interest in a pension or profit-sharing plan (the "other plan") qualified under section 401(a) of the Code which was maintained by an employer other than a Participating Employer, the following provisions will apply:

                  (a) If permitted by the provisions of the other plan, an amount in cash equal to the value of all or a portion of such individual's vested interest in the other plan may be transferred to the Trustee by the trustee or other fiduciary of the other plan. In no event, however, shall any such transfer be permitted if, in the opinion of the Trustee and the Administrator, such transfer would adversely affect the qualification of the Plan under the Code. Such individual may also roll over to the Plan cash amounts received as all or part of a distribution from the other plan, if in the opinion of the Trustee and the Administrator such rollover will not adversely affect the qualification of the Plan under the Code. The Administrator will develop such procedures and require such information from individuals transferring or rolling over funds pursuant to this Section 13.2 as it deems necessary to insure compliance with all laws, regulations and procedures applicable with respect to such transfer or rollover.

                  (b) The amount so transferred or rolled over to the Trust will be invested by the Trustee, pursuant to such individual's directions as transmitted to the Trustee by the Administrator, in accordance with the provisions of Article 7. The investment direction described in the preceding sentence must be made in such form as the Administrator may prescribe or approve, at the time such amounts are transferred to the Trustee, and thereafter may be changed in accordance with the terms of
         Article 7.

                  (c) Such individual will not become a Participant until he or she has satisfied the eligibility requirements of Article 4, but a Prior Plans Account will be maintained for him or her to reflect the contribution under paragraph (a), and the balance thereof will be adjusted from time to time, as if he or she were a Participant. In addition, such individual will be treated as a Participant, with respect to his or her interest in his or her Prior Plans Account, for purposes of Articles 8, 9, 10 and 11 of the Plan. Such individual will have a fully vested and nonforfeitable interest in the balance of his or her Prior Plans Account.

         13.3. Limitation of rights. Neither the establishment of the Plan and the Trust, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to any Participant
or other person any  legal  or  equitable  right  against  any   Participating
Employer,   the Administrator or the Trustee,  except as provided  herein,  and in no event will the terms of employment or service of any Participant be modified or in any way be affected hereby. It is a condition of the Plan, and each Participant expressly agrees by his or her participation herein, that each Participant will look solely to the assets held in the Trust for the payment of any benefit to which he or she is entitled under the Plan.

         13.4. Nonalienability of benefits. The benefits provided hereunder will not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected will not be recognized, except to such extent as may be required by law.

         The provisions of the preceding paragraph shall apply in general to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order. Notwithstanding the foregoing, if such order is a Qualified Domestic Relations Order, the provisions of the preceding paragraph shall not apply.

         13.5. Participants' period of military service. Notwithstanding any provisions of this plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

         13.6. Payment under Qualified Domestic Relation Orders. Notwithstanding any provisions of the Plan to the contrary, if there is entered any Qualified Domestic Relations Order that affects the payment of benefits under the Plan (including any Qualified Domestic Relations Order in effect under the Savings Plan that affects the payment of benefits from an account transferred to this Plan from the Savings Plan pursuant to Article 6.3), such benefits shall be paid under this Plan in accordance with the applicable requirements of such Order. To the extent required by any such Order, the Administrator shall make distributions from a Participant's Accounts to an alternate payee or payees in a single sum, regardless of whether the Participant is otherwise entitled to a distribution at such time under the Plan. The Committee shall establish reasonable procedures to determine whether an order or other decree is a Qualified Domestic Relations Order, and to administer distributions under such Orders and decide all matters in respect thereof.

         13.7. Information between Administrator and Trustee. The Administrator will furnish to the Trustee, and the Trustee will furnish to the Administrator, such information relating to the Plan and Trust as may be required under the Codes and any regulations issued or forms adopted by the Treasury Department thereunder or under the provisions of ERISA and any regulations issued or forms adopted by the Labor Department thereunder.

         13.8. Governing law. The Plan and Trust will be construed, administered and enforced according to the laws of the Commonwealth of Massachusetts to the extent such laws are not inconsistent with, or preempted by, ERISA.

         IN WITNESS WHEREOF, The TJX Companies, Inc. has caused this instrument to be signed by its duly authorized officer effective as of the 1st day of January, 1997.

                                                  THE TJX COMPANIES INC.
                                                  By___________________________

                                                  By___________________________

                                   SCHEDULE A


159 Properties, Inc.
The TJX Companies, Inc.
Strathmex Corp.
T.J. Maxx P.A., Inc.
T.J. Maxx Texas, Inc.
NBC Nevada Merchants, Inc.
NBC Fourth Realty Corp.
TJX Foundation, Inc.
Newton Buying Corp.
NBC First Realty Corp.
NBC Distributors, Inc.
NBC Merchants, Inc.
Commonwealth Direct Marketing, Inc.
NBC Second Realty Corp.
Specialty Apparel Corp.
South Shore Marketing, Inc.
Marshalls of MA, Inc.
Marshalls of Novato, CA., Inc.
Marshalls of Campbell, CA, Inc.
Marshalls of Northridge-Devonshire, CA, Inc.
Marshalls of Fresno-FWY. 41, CA, Inc.
Marshalls of Mt. Prospect, IL, Inc.
Marshalls of Lombard, IL, Inc.
Marshalls of Oaklawn, IL, Inc.
Marshalls of Matteson, IL, Inc.
Marshalls of Countryside, IL, Inc.
Marshalls of Morton Grove, IL, Inc.
Marshalls of Berwyn, IL, Inc.
Marshalls of Harwood Heights, IL, Inc.
Marshalls of Melrose Park, IL, Inc.
Marshalls of Calumet City, IL, Inc.
Marshalls of Evanston, IL, Inc.
Marshalls of Bloomingdale, IL, Inc.
Marshalls of Orland Park, IL, Inc.
Marshalls of Rockford, IL, Inc.
Marshalls of Vernon Hills, IL, Inc.
Marshalls of Chicago Ridge, IL, Inc.
Marshalls of Chicago-Brickyard, IL, Inc.
Marshalls of Gurnee Mills, IL, Inc.
Marshalls of Chicago-Fullerton, IL, Inc.

Marshalls of Chicago-Ford City, IL, Inc.
Marshalls of Downers Grove-Lamont, IL, Inc.
Marshalls of Schaumburg, IL, Inc.
Marshalls of Arlington Heights, IL, Inc.
Marshalls of Broadview, IL, Inc.
Marshalls of Streamwood, IL, Inc.
Marshalls of Bolingbrook, IL, Inc.
Marshalls of Chicago-Clark, IL, Inc.
Marshalls of Naperville-Rt. 59, IL, Inc.
Marshalls of Northbrook, IL, Inc.
Marshalls of Glen Burnie, MD, Inc.
Marshalls of Catonsville, MD, Inc.
Marshalls of Medford, MA, Inc.
Marshalls of Stoneham, MA, Inc.
Marshalls of Laredo, TX, Inc.
Marshalls Department Store of San Antonio-De Zavala, TX, Inc.
Marshalls Department Store of San Antonio-Ingram, TX, Inc.
Marshalls of Beacon, VA, Inc.